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                                  [STATE SEAL]

                            COUNTY OF SAN BERNARDINO
                            REGIONAL PARKS DEPARTMENT

                                       AND

                     AMPHITHEATER ENTERTAINMENT CORPORATION

                                    LEASE FOR

                     THE GLEN HELEN BL0CKBUSTER AMPHITHEATER

                                OCTOBER 19, 1992

                    SAN BERNARDINO COUNTY BOARD OF SUPERVISORS

Marsha Turoci, First District               Barbara Cram Riordan, Third District
Jon D. Mikels, Second District           Larry Walker, Chairman, Fourth District

                       Robert L. Hammock, Fifth District

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                                TABLE OF CONTENTS

RECITALS ....................................................................  1

1.   AREA TO BE LEASED  .....................................................  1
     1.1  Premises ..........................................................  1
     1.2  Use of Park Outside of Premises ...................................  2

2.   TERM ...................................................................  2
     2.1  Initial Term ......................................................  2
     2.2  Extended Term .....................................................  3

3.   CONCESSION RIGHTS GRANTED .............................................   5
     3.1  OPERATOR's Use of Premises ........................................  5
     3.2  Programming .......................................................  5
     3.3  Notice to County ..................................................  6
     3.4  Limitation on Hours of Operation ..................................  7
     3.5  County Use of Premises ............................................  8
     3.6  Non-Discrimination ................................................  9
     3.7  Non-Disturbance; Quiet Enjoyment .................................. 10
     3.8  Liquor License .................................................... 10
     3.9  Limitations on Use of Premises .................................... 10
     3.10 OPERATOR's Fiscal Obligations ..................................... 10
     3.11 Security for Fiscal Obligations of OPERATOR ....................... 11
     3.12 Credit and/or Reimbursement for Costs ............................. 12

4.   RENTAL ................................................................. 12
     4.1  Fixed Minimum Rent ................................................ 12
     4.2  Percentage of Net Ticket Sales Rent ............................... 13
     4.3  Park Amphitheater Fee ............................................. 14
     4.4  Percentage of Excess Total Other Revenue .......................... 15
     4.5  Late Payment Charges .............................................. 15
     4.6  COUNTY Tickets .................................................... 16
     4.7  Utilities ......................................................... 16
     4.8  Termination by OPERATOR ........................................... 17
     4.9  Security Deposit .................................................. 18

5.   CONSTRUCTION OF PROJECT, IMPROVEMENTS AND ALTERATIONS .................. 19
     5.1  Construction of Project ........................................... 19
     5.2  Improvements and Alterations ...................................... 19
     5.3  Improvement Fund .................................................. 22

6.   MANAGEMENT REQUIREMENTS ................................................ 22
     6.1  General Requirements .............................................. 22
     6.2  OPERATOR Employees ................................................ 23
     6.3  Merchandise ....................................................... 23
     6.4  Subconcession Agreements .......................................... 24
     6.5  Continued Occupancy ............................................... 24

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     6.6  Security, Traffic Management, Waste, and
          Miscellaneous Plans ............................................... 24
     6.7  Disorderly Persons ................................................ 25
     6.8  Affirmative Action ................................................ 26
     6.9  Environmental Requirements ........................................ 26
     6.10 Security .......................................................... 26
     6.11 Emergency Aid ..................................................... 27
     6.12 Damage Provisions ................................................. 27

7.   RECORDS AND ACCOUNTS
     7.1  Records and Accounts .............................................. 27
     7.2  Reports ........................................................... 27
     7.3  Audit ............................................................. 28
     7.4  Compliance Covenant ............................................... 28
     7.5  Release of Information ............................................ 28

8.   TAXES, ASSESSMENTS AND OTHER CHARGES ................................... 29
     8.1  Payment of Impositions ............................................ 29
     8.2  Payment of Impositions in Installments ............................ 30
     8.3  Tax Receipts ...................................................... 30
     8.4  Limits of Tax Liability ........................................... 30
     8.5  Permitted Contests ................................................ 31
     8.6  Liens; COUNTY Right to Cure ....................................... 31

9.   REPAIRS AND MAINTENANCE ................................................ 32
     9.1  Premises Repair and Maintenance ................................... 32
     9.2  Return of Premises ................................................ 33

10.  INSPECTION/EVALUATION .................................................. 34
     10.1 Inspection ........................................................ 34

11.  CLEANING PREMISES ...................................................... 34
     11.1 OPERATOR's Responsibilities ....................................... 34
     11.2 COUNTY's Responsibilities ......................................... 34

12.  INDEMNITY AND INSURANCE ................................................ 34
     12.1  Liability ........................................................ 34
     12.2  Hold Harmless Agreement .......................................... 34
     12.3  Liability Insurance .............................................. 35
     12.4  Workers' Compensation ............................................ 35
     12.5  Evidence of Coverage ............................................. 35
     12.6  Premium Payments ................................................. 35
     12.7  Additional Named Insured ......................................... 36
     12.6  Cancellations of Insurance ....................................... 36
     12.9  General Insurance Provisions ..................................... 36
     12.10 Disposition of Insurance Proceeds Resulting from
           Loss or Damage to Improvement .................................... 37

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13.  EMINENT DOMAIN ......................................................... 37
     13.1  Takings .......................................................... 37
     13.2  Total Taking ..................................................... 38
     13.3  Partial Taking ................................................... 38

14.  ASSIGNMENT AND SUBLETTING .............................................. 40
     14.1  Assignment & Subletting .......................................... 40
     14.2  Assignment of Rents .............................................. 40
     14.3  Payments to COUNTY ............................................... 40
     14.4  Requesting Consent ............................................... 41
     14.5  No Assignment by Operation of Law ................................ 41

15.  INCORPORATION OF PRIOR AGREEMENT ....................................... 42
     15.1  Entire Agreement ................................................. 42

16.  AMENDMENTS ............................................................. 42
     16.1  Amendments ....................................................... 42

17.  VIOLATION OF AGREEMENT ................................................. 42
     17.1  Default and Right to Terminate ................................... 42
     17.2  Termination for Criminal Conviction .............................. 44
     17.3  Liability for Breach ............................................. 44
     17.4  Entry for Mitigation ............................................. 44
     17.5  COUNTY Defaults .................................................. 44

18.  CONDITIONS AND SURRENDER OF PROPERTY AND TERMINATION
     AGREEMENT .............................................................. 44
     18.1  County Property .................................................. 44
     18.2  Operator Property ................................................ 45

19.  NOTICES ................................................................ 45
     19.1  Notices .......................................................... 45

20.  EASEMENTS, TRUSTS AND WARRANTIES ....................................... 46
     20.1  Existing Encumbrances ............................................ 46

21.  MISCELLANEOUS .......................................................... 46
     21.1  Use of Name ...................................................... 46
     21.2  Signs ............................................................ 47
     21.3  No Partnership ................................................... 47
     21.4  Binding Effect ................................................... 47
     21.5  Captions ......................................................... 47
     21.6  No Waiver ........................................................ 47
     21.7  Regulations and Permits .......................................... 48
     21.8  Common Areas ..................................................... 48
     21.9  Parking .......................................................... 48
     21.10 Renaissance Pleasure Faire ....................................... 49
     21.11 Lakeside Area .................................................... 50
     21.12 Health Certificate ............................................... 51

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     21.13 Designee ......................................................... 51
     21.14 Time of Essence .................................................. 51
     21.15 Provisions are Covenants and Conditions .......................... 51
     21.16 Exhibits ......................................................... 52
     21.17 Consent .......................................................... 52
     21.18 Lease Interpretation ............................................. 52
     21.19 Jury Trial Waiver ................................................ 52
     21.20 Attorneys' Fees .................................................. 52
     21.21 Arbitration ...................................................... 53
     21.22 Law .............................................................. 53
     21.23 Severance ........................................................ 53
     21.24 Survival ......................................................... 54

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                              SAN BERNARDINO COUNTY
                            REGIONAL PARKS DEPARTMENT
                      GLEN HELEN REGIONAL PARK AMPHITHEATER
                                CONCESSION LEASE

     THIS CONCESSION LEASE ("Lease") is made and entered into by and between the COUNTY OF SAN BERNARDINO, a political subdivision of the State of California, hereinafter referred to as the "COUNTY," and AMPHITHEATER ENTERTAINMENT CORPORATION, a Florida corporation, hereinafter referred to as "OPERATOR," (hereinafter collectively referred to as the "Parties", or singularly as a "Party").

                                    RECITALS

     A. Whereas, the COUNTY has previously determined that the presence of a permanent major amphitheater in the County will substantially enhance the recreational, entertainment, artistic and cultural quality of life in the County; and

     B. Whereas, the COUNTY, through its Regional Parks Department (the "Department"), issued a Request for Proposals (the "RFP") in October, 1990 for the construction and operation of such an amphitheater at Glen Helen Regional Park (the "Park"), a facility owned by the COUNTY and operated by the Department; and

     C. Whereas, on April 13, 1992, the Board of Supervisors of the COUNTY, at a meeting regularly called and held, unanimously selected the OPERATOR as the sole successful respondent to such request for proposals; and

     D. Whereas, the COUNTY and OPERATOR now desire to enter into this Lease to provide the terms and conditions upon which an amphitheater will be constructed and operated at the Park, and to otherwise provide the terms to govern the relationship of the Parties with respect to the design, construction and operation of such amphitheater and related facilities.

     NOW, THEREFORE, in consideration of the above Recitals, and of the mutual covenants, conditions, and undertakings set forth herein, the Parties hereto agree as follows:

                                       1.
                                AREA TO BE LEASED

     1.1 Premises. COUNTY hereby lets to OPERATOR and OPERATOR hereby leases from COUNTY the real property, hereinafter referred to as the "Premises", described on Exhibit "A", Legal Description and Layout Plan of Premises, on the terms and conditions and for the uses hereinafter specified including, without limitation, the exercise by OPERATOR of
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the concession rights granted in Article 3, CONCESSION RIGHTS GRANTED. The
Premises leased hereunder are located in the Park. OPERATOR shall, except as expressly set forth to the contrary herein, have full and exclusive year round use of the Premises and all improvements thereon. Further, in conjunction with all events presented at the amphitheater, OPERATOR is granted a license (the "License") to use the parking areas (the "Parking Areas") described on Exhibit "B", Areas Under License, pursuant to Section 21.9, Parking, and to use the lakeside area (the "Lakeside Area") also described on Exhibit "B", Areas Under License, pursuant to Section 21.11, Lakeside Area (jointly referred to as the "License Areas"). COUNTY and OPERATOR specifically acknowledge and agree that OPERATOR's exclusive right to use of the Premises pursuant hereto shall include the amphitheater as it is expanded and as completed as required by Section 5.1, Construction of Project.

     1.2 Use of Park Outside of Premises.

          (a) OPERATOR may request in writing, to the Director of Regional Parks or his/her designee (the "Director"), the use of any area of the Park not included in the Premises or License Areas. The Director will consider issuing an interim use permit to the OPERATOR when the area requested is not already leased to or reserved for use by other individuals or groups, and if the Department does not have it reserved for its own programmed event, and the proposed event is not in conflict with similar events in the Park. The written request should include the proposed area to be used, the proposed programmed use, the proposed number of Park users, the proposed entrance and control of the area, any fees to be charged, and any proposed mitigation for damage to the Park that may occur as a result of the use. The fees charged by Department for the use of the request area will be negotiated in good faith, and if an agreement cannot be reached, shall be subject to arbitration under Article 21.21, Arbitration. The Director will respond to the use request within five (5) days.

          (b) Any person attending an OPERATOR event may use areas of the Park outside of the Premises and License Areas upon payment of the appropriate fees as set forth in the COUNTY Schedule of Fees, San Bernardino County Code, Section 16.0223, Regional Parks.

                                       2.
                                      TERM

     2.1. Initial Term.

          (a) The term of this Lease shall be for a period of twenty-five (25) years (the "Initial Term") commencing on the first date that both of the following events have occurred: (i) a certificate of occupancy for the Premises has been issued and (ii) all of the improvements required in Phase I of the construction has been completed or OPERATOR has its first scheduled paid event on the Premises, whichever comes first.


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          (1) Notwithstanding the above, if the OPERATOR is the proximate cause of any delays in construction which prevent the Initial Term from commencing under Subsection 2.1(a), above, by July 1, 1993, then the Initial Term of this Lease shall commence on July 1, 1993.

          (2) Notwithstanding the above, if there are delays in construction (which are not the proximate cause of the OPERATOR) which prevent the Initial Term from commencing under Subsection 2.1(a), above, on or before August 31, 1993, then (except as provided below) the Initial Term of this Lease and the rental provisions of Article 4, RENTAL, shall not commence until April 1, 1994 but the OPERATOR shall have access to the Premises once a certificate of occupancy for the Premises has been issued and all other provisions of this Lease shall be operative during such occupancy. Provided, however, if the requirements of Subsection 2.1(a) are met between August 31, 1993 and April 1, 1994 and the OPERATOR has its first scheduled paid event on the Premises, then the Initial Term of this Lease and the rental provisions of Article 4, RENTAL, shall commence on the date the OPERATOR has its first scheduled paid event on the Premises and the Initial Term shall be extended by the number of days from commencement of the Initial Term to April 1, 1994.

     2.2 Extended Term. The COUNTY agrees to enter into good faith negotiations with OPERATOR for two-five (5) year extensions (the "Extended Term(s)") of the Initial Term of this Lease, if OPERATOR gives written notice of its request to negotiate the first of such extensions (the "Extension Notice") to COUNTY at least nine (9) months but not more than one (1) year before the expiration of the Initial Term. The OPERATOR shall have the right to extend the Lease for the second five (5) year Extended Term only in the event that the OPERATOR has extended the term of the Lease for the first Extended Term and only if OPERATOR gives written notice of its request to negotiate the second of such extensions (also called the "Extension Notice") to COUNTY at least nine (9) months but not more than one (1) year before the expiration of the first Extended Term. Provided that, if OPERATOR is in Material Default, beyond all applicable notice and cure periods, as defined in Article 17, VIOLATION OF AGREEMENT, on the date of giving either Extension Notice, the Extension Notice shall be totally ineffective, or if OPERATOR is in Material Default, beyond all applicable notice and cure periods, on the date either Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the then existing term. The terms and conditions for each Extended Term shall be substantially the same as contained herein, except that the Fixed Minimum Rent as defined in Article 4, RENTAL, for each of the years of any Extended Term(s) shall not be less than the amounts set forth in Section 4.1, Fixed Minimum Rent. Furthermore, in the event that there is a material change in the make up of the Total Gross Revenue such that the Net Ticket Sales is increased or reduced substantially in relation to the Total Gross Revenue of the Premises, the percentage used to calculate Percentage of Net Ticket Sales Rent shall be increased or reduced to a percent which would give substantially the same revenue to the COUNTY that the COUNTY would have received if the make up of the Total Gross Revenue had not


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changed substantially. For the purposes of negotiating the Percentage of Net
Ticket Sales Rent only, the Parties agree that during the Initial Term of the Lease, the Net Ticket Sales averaged seventy-five percent (75%) or the Total Gross Revenue. Therefore, if at the time of the first or second Extended Term negotiations, the Net Ticket Sales is estimated to be less than seventy percent (70%) or more than eighty percent (80%) of the Total Gross Revenue, then the Parties shall negotiate a Percentage of Net Ticket Sales Rent at a percent of the Net Ticket Sales expected during the Extended Term which would provide the COUNTY substantially the same revenue as the COUNTY would have received had Net Ticket Sales remained at 75% of Total Gross Revenue during the Extended Term. The term "Total Gross Revenue", as used in this Lease, is defined as Net Ticket Sales and all other money, cash, receipts, assets, property or other things of value, including but not limited to gross charges, sales, rentals, wholesale and consignment fees and commissions made, or earned, and all gross sums received by OPERATOR from its own operations and/or from its concessions, subtenants, subconcessions, assignees, or successors in interest, when collected or accrued, from any business, use or occupation, or any combination thereof, originating, transacted or performed, in whole or in part, on the Premises including, but not limited to, rental, the rendition or supplying of services, and the sale of goods, wares or merchandise, coin machines or devices of any nature. All gross sums received by a concession, subtenant or subconcession shall be considered to be considered part of the OPERATOR's Total Gross Revenue unless the OPERATOR establishes that the concession, subtenant or subconcession is not a related organization of the OPERATOR or anyone substantially controlling the OPERATOR.

          (a) There shall be no deduction from Total Gross Revenue of any overhead or expense of operation, such as, but without limitation to, salaries, wages, cost of goods, advertising, interest, debt amortization, discount, collection, credit card and bad debt charges, insurance and taxes, except as specifically provided for herein.

          (b) Total Gross Revenue shall include the amount of any manufacturer's or importer's excise tax included in the prices of any property or material sold, even though the manufacturer or importer is also the retailer thereof; and it is immaterial whether the amount of such excise tax is stated as a separate charge.

          (c) Total Gross Revenue shall not include Federal, State, Municipal or other taxes collected from the consumer (regardless of whether the amount thereof is stated to the consumer as a separate charge) and paid periodically by OPERATOR, its concessions, subtenants, subconcessions, assignees or successors in interest to a governmental agency, accompanied by a tax return or statement; but the amount of such taxes shall be shown on the books and records elsewhere herein required to be maintained.

          (d) Total Gross Revenue shall not include the Park Amphitheater Fee and/or the Business License Tax, if any, as they are defined in Section 4.3, Park Amphitheater Fee; but the amount of such Park Amphitheater Fee and/or Business License Tax shall be shown on the

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books and records elsewhere herein required to be maintained. In the event the
Parties reach an agreement on the terms and conditions for an Extended Term prior to the expiration of the Initial Term/first Extended Term, the COUNTY shall forthwith prepare an amendment to this Lease setting forth the agreed upon terms and conditions for the Extended Term and submit same for approval and execution by OPERATOR and the COUNTY. In the event the Parties are not able to reach an agreement on the terms and conditions for an Extended Term prior to the expiration of the Initial Term/first Extended Term, this Lease shall terminate at the end of the Initial Term/first Extended Term.

                                       3.
                            CONCESSION RIGHTS GRANTED

     3.1 OPERATOR's Use of Premises. Except as specifically provided hereinafter to the contrary, OPERATOR shall have the exclusive right and obligation to use the Premises for recreational, entertainment, artistic and cultural activities, and the reasonably necessary office and storage purposes connected therewith. OPERATOR shall not use the Premises for any other purpose without the prior consent of the COUNTY.

     3.2 Programming. All attractions being offered by OPERATOR at the Amphitheater shall be subject to the following guidelines with respect to performances:

          (a) All programs shall be similar to the same types of programs then being or having been offered at any of the following facilities ("Other Venues") in Southern California:

                    1.  Music Center, Los Angeles;
                    2.  Shubert Theater, Los Angeles;
                    3.  Universal Amphitheater, Los Angeles;
                    4.  Greek Theater, Los Angeles;
                    5.  Hollywood Bowl, Los Angeles;
                    6.  Pacific Amphitheater, Orange County;
                    7.  Irvine Meadows Amphitheater, Orange County;
                    8.  The Forum, Los Angeles;
                    9.  The L.A. Coliseum, Los Angeles;
                   10.  Dodger Stadium, Los Angeles; and,
                   11.  Anaheim Stadium, Orange County.

          (b) All admission ticket prices (not including fees and Impositions, as defined in Section 8.2, Payment of Impositions) (the "Ticket Price") shall be comparable to similar events at the Other Venues.

          (c) All food and other items or services with prices for

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sale or rent shall be of comparable quality and price for such items at the
Other Venues.

          (d) OPERATOR shall use its best efforts to present Cultural Events at least twice yearly. Cultural Events are defined as:

                    1.  Opera or operetta;
                    2.  Dance;
                    3.  Symphonic and classical musical presentations;
                    4.  Musical productions;
                    5.  Stage play;
                    6.  Cultural exchange presentations;
                    7.  Festivals; and
                    8.  Holiday and musical celebrations; and
                    9.  Educational programs.

          (e) It is the intent and policy of the Parties that cultural events may include some performances of widely accepted national or international reputation in addition to local symphonies, opera, and broadway-type performances.

          (f) OPERATOR shall attempt to broaden the base of support for the amphitheater to include all segments of the community, through sponsoring a season ticket subscription drive. Also, out-reach programs, group sales, theater parties, chartered busses to the amphitheater and non-political fund-raising benefits shall be encouraged.

          (g) Any exception to the above programming and pricing guidelines must have the prior approval of the COUNTY.

     3.3 Notice to County.

          (a) Not later than thirty (30) calendar days before OPERATOR's first scheduled event, and twice annually thereafter not later than: (i) the first day in January; and (ii) the first day in July, OPERATOR shall meet with the Director and provide the Director a schedule (the "Schedule of Performances") of all reserved dates, all dates of contracted for performances (including all take-in and set-up days) and their tentative Ticket Price, then scheduled for the next six-month period (the "Season") following such notice. The "Summer Season" shall be the months of March through August, and the "Winter Season" shall be the months of September through February. Further, OPERATOR shall promptly advise the Director of all changes and additions to such schedule. Should the Director object to such schedule, any portion thereof, or any changes/additions thereto, for failure to comply with Section 3.2, Programming, above, the Director shall, within ten (10) days, notify OPERATOR of such objection(s) and

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the reasons therefor. OPERATOR shall promptly respond to the Director's objections and set forth a plan to mitigate and/or resolve the objections to the satisfaction of the Director. COUNTY acknowledges that the Schedule of Performances constitutes confidential, proprietary information of OPERATOR and that substantial damage may be caused to OPERATOR should such schedule, or portions thereof, be disclosed by COUNTY prior to the public announcement thereof by OPERATOR. COUNTY therefore, for itself and all of its employees and agents, covenants to use its best efforts to maintain such Schedule of Performances, and all portions thereof, confidential until each specific performance is publicly disclosed by OPERATOR. In no event shall the COUNTY's failure to maintain the confidentiality of the Schedule of Performances be the basis of a cause of action for damages.

          (b) Not later than thirty (30) calendar days before OPERATOR's first scheduled event, and twice annually thereafter not later than: (i) the first day in January; and (ii) the first day in July, OPERATOR shall meet with the Director and provide the Director a schedule (the "Schedule of Prices") of all food and other items or services with prices for sale or rent by OPERATOR or any of its concessions for the Season following such notice. Further, OPERATOR shall promptly advise the Director of all changes and additions to such schedule. Should the Director object to such schedule, any portion thereof, or any changes/additions thereto, for failure to comply with Section 3.2, Programming, above, the Director shall, within ten (10) days, notify OPERATOR of such objection(s) and the reasons therefor. OPERATOR shall promptly respond to the Director's objections and set forth a plan to mitigate and/or resolve the objections to the reasonable satisfaction of the Director.

     3.4 Limitation on Hours of Operation. No event held at the Premises shall be scheduled to end later than 11:00 p.m. The occasional, unintentional and uncontrollable (by OPERATOR) late completion of an event shall not be deemed to be a default hereunder, provided that no event shall end after midnight except for safety reasons and with the prior oral approval of the Director.

          (a) Any OPERATOR event which ends later than 11:00 p.m. shall be considered a "Late Performance" unless the proximate cause for the event ending after 11:00 p.m. is beyond the OPERATOR's reasonable control. The refusal of a performer to end his/her performance shall not be considered to be beyond the reasonable control of the OPERATOR. Should the cumulative time of Late Performances exceed 240 minutes in any Season (the "Grace Period"), the OPERATOR shall pay to COUNTY a "Late Performance Fee" in the amount of $250.00 for each Late Performance which ends after the Grace Period has been used. For purposes of this section, an event shall be deemed to end when the

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performer(s) complete their performance, whether or not the audience has left the Premises.

          (b) In addition to any Late Performance Fee due, and even in those cases when a Late Performance Fee is not due, CONCESSIONAIRE shall pay COUNTY a "Late Ending Fee" of $500.00 for any performance which ends after midnight.

          (c) Late Performance Fees and Late Ending Fees shall be paid within ten (10) days of the event for which charged.

          (d) It is the intent of the Parties that the above compensation due to the COUNTY for performances ending late is to encourage the OPERATOR to insure that performances do not end late on a regular or recurring basis, and not to allow the OPERATOR to buy the ability to have performances end late. Therefore, OPERATOR shall be in Material Default of this Lease if there is a discernable pattern or trend of performances intentionally ending late and beyond the Grace Period. COUNTY shall have the burden of proof to establish a discernable pattern or trend of performances intentionally ending late.

     3.5 County Use of Premises. The COUNTY shall have the right to use or permit other public entities or non-profit organizations to use the Premises for COUNTY approved events as set forth in this section.

          (a) Except for the calendar days which OPERATOR has listed on its Schedule of Performances provided under Section 3.3, Notice to COUNTY, the COUNTY may reserve the Premises for use on up to five (5) calendar days during each Season by giving OPERATOR notice of the COUNTY's reserved days not more than thirty (30) calendar days in advance of each Season.

          (b) In addition, COUNTY shall have the right to reserve the Premises on twenty (20) additional dates during each Season, by giving notice to OPERATOR not more than forty-five (45) calendar days in advance of the date or dates requested. Such additional twenty (20) calendar days shall be available only if such use does not conflict with or interfere with OPERATOR'S Schedule of Performance.

          (c) In addition, COUNTY shall have the right to reserve the Premises any calendar day during each Season, by giving notice to OPERATOR not more than thirty (30) calendar days in advance of the date or dates requested. Such additional days shall be available only if such use does not conflict with or interfere with OPERATOR's Schedule of Performance.

          (d) COUNTY's use and COUNTY permitted use of the Premises as described above shall be at no rental or admission charge to the COUNTY or the user other than reimbursement to the OPERATOR of the OPERATOR's actual expenses for the operation and management of the Premises for each such event, which expenses may include, without limitation, the OPERATOR's cost of liability insurance for such event. The COUNTY or the user shall pay such amount to the OPERATOR within twenty (20) days of the OPERATOR's presentation of a statement of reimbursable amounts to the COUNTY, accompanied by reasonable documentation.

          (e) All notices of reservations for use of the Premises by the COUNTY shall include a description of the event, any concession services and items desired, estimated attendance, and the date(s) desired.

          (f) Notwithstanding anything contained herein to the contrary, COUNTY use of the Premises shall be permitted only for uses which are non-professional in nature, do not compete with OPERATOR's use and are not otherwise of a type of event which OPERATOR generally presents. By way of example, presentations of popular commercial concerts and similar events would be deemed competing with OPERATOR's use.

          (g) The OPERATOR shall determine if its concessionaires will provide services and items as requested by COUNTY, and if so, the OPERATOR or its concessionaires shall retain all food, beverage, souvenir and like concession revenues, but excluding parking revenues generated by such COUNTY events if the parking is not run by OPERATOR. If the OPERATOR's concessionaires will not provide a service or item requested by COUNTY, COUNTY may provide the service or item itself or through another concessionaire, but may not use the OPERATOR's concession buildings.

          (h) All uses of the Premises and License Areas under this Section by the COUNTY shall further be subject to such reasonable rules and regulations as may be adopted by OPERATOR and with which OPERATOR complies in its own use.

          (i) The COUNTY shall repair any damages caused by its use, and shall indemnify and hold harmless (but not defend) the OPERATOR for any claim, loss or liability (including the reasonable cost of defense) arising out of COUNTY's use of the Premises, except if such claim, loss or liability arises out of any act or omission of the OPERATOR, its concessionaires or other contractors, employees or agents.

     3.6 Non-Discrimination. There shall be no discrimination against or segregation, in the use of the Premises, of any person or group of persons on account of sex, marital status, race, creed, color, religion, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, admission, or enjoyment of the Premises, and the OPERATOR itself or any person claiming under or through it shall not establish or permit any such practice or practices of discrimination, or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublicensees, sublessees or vendees of the Premises or any portion thereof, and the COUNTY shall be the beneficiary of this provision and entitled, but not required, to enforce it in all respects.

     3.7 Non-Disturbance; Quiet Enjoyment. The COUNTY hereby covenants and agrees that the OPERATOR shall have the right of quiet enjoyment and shall be entitled during the entire term hereof, including any Extended Term(s), to have, hold and enjoy the Premises without disturbance by the COUNTY, its successors, assigns, agents and/or employees. COUNTY covenants that OPERATOR paying the rent herein reserved, and observing, performing and keeping all and singular the provisions hereof to be kept or observed by OPERATOR, shall and may lawfully, peacefully and quietly, have, hold, use, occupy, possess and enjoy the Premises, for all uses as herein contemplated including, but not limited to, live and prerecorded entertainment of all kinds, food, beverage, and merchandise sales, and special entertainment and attractions, for and during the entire term hereof, as such term may be extended, without any hinderance, eviction, ejection, molestation or interruption whatsoever, of or by COUNTY or of or by any other person or persons lawfully claiming or claimed by, from or under COUNTY.

     3.8 Liquor License. The COUNTY shall cooperate and take all reasonable actions to allow OPERATOR and/or OPERATOR'S subtenant or contract vendor to obtain an on-sale beer, wine and spirits license for the Premises. The Parties will use their best efforts to assure that such license is in place on the commencement date of this Lease, and shall remain in place throughout the entire term, including extensions, hereof.

          (a) Notwithstanding the above, only beer and wine may be sold on the Premises to the general public during public events. Other spirits may be sold or made available only in the hospitality areas and in the corporate boxes set forth on the Layout Plan of the Premises, and shall not be sold to or made available to the general public.

     3.9 Limitations on Use of Premises. OPERATOR shall not interfere with the public's enjoyment and use of the portion of the Park outside of the Premises or surrounding public property for the purposes for which they were intended. OPERATOR shall not use the Premises for any purpose which is not appropriate, usual, and customary for an amphitheater's operations. OPERATOR shall not rent, sell, lease or offer any space for office purposes or the storing of any article or articles whatsoever within or on the Premises other than its own, its subtenants' or its performers' equipment which is reasonably necessary for that person's use of the Premises, without the consent of the Director.

     3.10 OPERATOR's Fiscal Obligations. As consideration for COUNTY's granting the OPERATOR this Lease and its rights to operate on the Premises, the OPERATOR shall pay the COUNTY the total sum of Four Million Dollars ($4,000,000.00). Such sum shall be paid as follows:

          (i)  Two Million Dollars ($2,000,000.00), due one hundred thirty-five
               (135) calendar days after execution of this Lease, except that One Million Dollars ($1,000,000.00) of said monies will be accelerated and due upon the effective date of the ordinance adopting a Park Amphitheater Fee or Business License Tax, if the COUNTY adopts such a fee or tax; and

          (ii) Two Million Dollars ($2,000,000.00), due ten (10) days after the Notice to Proceed is given for the construction contract for the Devore Road and I-15 interchange, or when the Alternate Plan, as defined in Section 4.8, Termination by OPERATOR, is completed.

     3.11 Security for Fiscal Obligations of OPERATOR. In order to secure the obligations of OPERATOR to pay $4,000,000.00 to the COUNTY as set forth above, OPERATOR shall, concurrently with the execution of this Lease, deposit with the COUNTY a letter of credit in the amount of Four Million Dollars $4,000,000.00 (the "Letter of Credit"), substantially in the form of Exhibit "C", Letter of Credit. The Letter of Credit shall be issued by a bank satisfactory to the COUNTY and shall provide for draws thereupon upon the occurrence of a default of the obligations of OPERATOR to pay the monies as set forth in Section 3.10, OPERATOR's Fiscal Obligations, above. Such Letter of Credit may be for a term less than the anticipated period during which OPERATOR will perform its fiscal obligations as set forth in Section 3.10, OPERATOR's Fiscal Obligations, above. In such event, it shall constitute a default of OPERATOR'S obligations hereunder, entitling the COUNTY to draw upon such Letter of Credit, in the event OPERATOR fails to obtain a renewal of such Letter of Credit or to deposit a new Letter of Credit on or before the fifteenth (15th) day preceding the expiration of the Letter of Credit previously deposited with the COUNTY. In addition, OPERATOR may, at any time during the term hereof, deposit a new Letter of Credit in an amount not less than the difference between $4,000,000.00 and the amount already paid by

OPERATOR, pursuant hereto. In such event, the COUNTY shall immediately return the previously deposited Letter of Credit in its possession to OPERATOR.

     3.12 Credit and/or Reimbursement for Costs. OPERATOR and COUNTY agree and acknowledge that OPERATOR has, prior to the date of execution hereof, incurred certain costs reasonably and necessarily toward the development and construction of the Project (herein the "Prepaid Necessary Costs"). OPERATOR will submit to the COUNTY an itemization of such Prepaid Necessary Costs, attached hereto as Exhibit "D", and proof of the occurrence of such Prepaid Necessary Costs as the COUNTY reasonably requests. The Prepaid Necessary Costs are included in the Construction Budget which is Attachment "2", Construction Budget, to Exhibit "E", Construction of Project, and the COUNTY agrees to reimburse OPERATOR for the Prepaid Necessary Costs within thirty (30) days of receipt of proof of the occurrence of such items. No interest, carrying charges or similar costs shall be added to the approved Prepaid Necessary Costs if timely paid to OPERATOR.

                                       4.
                                     RENTAL

     4.1 Fixed Minimum Rent. OPERATOR covenants to pay to COUNTY as annual rent (the "Annual Rent"), in currency of the United States, the greater of the following Fixed Minimum Rent or the Percentage of Net Ticket Sales Rent set forth in Section 4.2, Percentage of Net Ticket Sales Rent:

             LEASE YEAR             FIXED MINIMUM RENT
             ----------             ------------------
                1                      $ 300,000.00
                2                        350,000.00
                3                        400,000.00
                4                        450,000.00
                5                        500,000.00
                6                        700,000.00
                7                        750,000.00
                8                        800,000.00
                9                        850,000.00
               10                        900,000.00
               11                      1,000,000.00
               12                      1,050,000.00
               13                      1,100,000.00
               14                      1,150,000.00
               15                      1,200,000.00
               16                      1,250,000.00
               17                      1,300,000.00

               18                      1,350,000.00
               19                      1,400,000.00
               20                      1,400,000.00
               21                      1,400,000.00
               22                      1,400,000.00
               23                      1,400,000.00
               24                      1,400,000.00
               25                      1,400,000.00

     Extended Term Lease Years        Not Less Than
               26                      1,400,000.00
               27                      1,400,000.00
               28                      1,400,000.00
               29                      1,400,000.00
               30                      1,400,000.00
               31                      1,400,000.00
               32                      1,400,000.00
               33                      1,400,000.00
               34                      1,400,000.00
               30                      1,400,000.00

For purposes of the foregoing schedule, Lease Year 1 shall commence as of the commencement date of this Lease as set forth hereinabove. The Fixed Minimum Rent or Percentage of Net Ticket Sales Rent, whichever is greater, will be due and payable semi-annually (the "six month payment cycle"), in arrears, as follows:
(i) One-half of the Lease Year's Fixed Minimum Rent shall be paid on the tenth day after each sixth month anniversary of the commencement date, and (ii) Either the remaining one-half of the Lease Year's Fixed Minimum Rent or the Lease Year's Percentage of Net Ticket Sales (after taking credit for the one-half Lease Year's Fixed Minimum Rent paid under (i), above) on the tenth day after each anniversary of the commencement date.

     4.2 Percentage of Net Ticket Sales Rent. In lieu of the Fixed Minimum Rent set forth hereinabove, OPERATOR shall pay to COUNTY a Percentage of Net Ticket Sales Rent, which may be set forth on the face of the ticket, equal to seven and three-quarters percent (7.75%) of the Net Ticket Sales (as that term is herein defined) if such Percentage of Net Ticket Sales Rent exceeds the Fixed Minimum Rent for any Lease Year. For purposes of this Lease, "Net Ticket Sales" shall mean the proceeds of the sale of all admission tickets for events held on the Premises during each Lease Year, except that the following items may be deducted and excluded from Net Ticket Sales for the purpose of computing Percentage of Net Ticket Sales Rent: (i) any discounts, refunds or rebates; (ii) credit card commissions, group sales or other ticket commissions; (iii) any taxes or assessments levied on the price of an admission ticket, including the Park Amphitheater Fee and/or the Business License Tax; and (iv) the reimbursement of operation and management costs for events on the Premises scheduled by the COUNTY or any party acting pursuant to Section 3.5 hereinabove. Furthermore, in the event the Ticket Price includes any food or other item or service (including parking fees), then the fair retail market value of those other items/services shall not be included or reported as part of Net Ticket Sales but shall be included as part of the Total Other Revenue as defined in Section 4.4.

      4.3 Park Amphitheater Fee. It is contemplated that the Department will recommend to the COUNTY's Board of Supervisors that the COUNTY adopt a business license tax and/or a fee so that the COUNTY's cost of constructing and operating the amphitheater and other facilities required under this Lease will not be born by the general population of the County but only by those paying to attend events held on the Premises. In the event the COUNTY does adopt such a fee (the "Park Amphitheater Fee") and/or a business license tax (the "Business License Tax"), the OPERATOR agrees to collect the Park Amphitheater Fee and/or the Business License Tax at no cost to the COUNTY and to remit all amounts collected to the COUNTY on the same schedule that the Annual Rent is due and payable. In the event the COUNTY does adopt such a Park Amphitheater Fee and/or Business License Tax, the COUNTY agrees that the OPERATOR may deduct from the Annual Rent due and payable under this Lease an amount equal to the Park Amphitheater Fee and/or Business License Tax collected and remitted to the COUNTY at the time the Annual Rent is due and payable. If the Park Amphitheater Fee and/or Business License Tax collected by the OPERATOR and remitted to the COUNTY for any six month payment cycle of a Lease Year is greater than the Annual Rent due and payable for the same six month payment cycle, the OPERATOR shall be entitled to carry forward and/or deduct the difference in only the next succeeding six month payment cycle of the same Lease Year. The OPERATOR shall not be entitled to carry forward and/or deduct the difference in any six month payment cycle of any succeeding Lease Year. If the COUNTY does adopt such a Park Amphitheater Fee and/or Business License Tax, the OPERATOR agrees to defend the COUNTY, with counsel acceptable to the COUNTY, in any action or proceeding brought challenging the validity of the Park Amphitheater Fee and/or Business License Tax. If the Park Amphitheater Fee and/or Business License Tax is declared totally or partially invalid for any reason and the COUNTY is required to refund any portion of the Park Amphitheater Fee and/or Business License Tax collected, the OPERATOR shall pay to the COUNTY an amount equal to the amount which the COUNTY is required to refund. In no event shall the OPERATOR be required to pay the COUNTY any amount greater than the total amount OPERATOR has deducted from its Annual Rent payments. Notwithstanding anything expressed or implied to the contrary in the RFP, the OPERATOR's proposal, the negotiations leading to this Lease, or this Lease, the COUNTY is not required to adopt a Business License Tax, Park Amphitheater Fee or any similar tax and/or fee, and the OPERATOR agrees it is not relying on the COUNTY to adopt any such tax and/or fee.

     4.4 Percentage of Excess Total Other Revenue. In addition to the Annual Rent due under Sections 4.1, Fixed Minimum Rent or 4.2, Percentage of Net Ticket Sales Rent, above, but not subject to the deduction of any tax and/or fee collected and remitted under Section 4.3, Park Amphitheater Fee, above, the OPERATOR shall pay to the COUNTY, on the tenth (10th) day after each anniversary date of this Lease, twenty-five percent (25%) of the amount by which the OPERATOR's actual Total Other Revenue for any Lease Year exceeds the estimated Total Other Revenue for that Lease Year as set forth below:

      LEASE YEAR                   ESTIMATED TOTAL OTHER REVENUE
      ----------                   -----------------------------
         1                                  $ 1,600,000
         2                                    1,930,000
         3                                    2,370,000
         4                                    2,790,000
         5                                    3,230,000
         6                                    3,350,000
         7                                    3,450,000
         8                                    3,550,000
         9                                    3,660,000
         10                                   3,730,000
         11                                   3,790,000
         12                                   3,870,000
         13                                   3,940,000
         14                                   4,020,000
         15                                   4,090,000
         16                                   4,170,000
         17                                   4,250,000
         18                                   4,330,000
         19                                   4,420,000
         20                                   4,510,000
         21                                   4,590,000
         22                                   4,690,000
         23                                   4,790,000
         24                                   4,870,000
         25                                   4,970,000
         26-30                                5,000,000
         31-35                                5,500,000

     (a) Total Other Revenue is defined as Total Gross Revenue minus Net Ticket Sales.

     4.5 Late Payment Charges. If any Annual Rent (Fixed Minimum Rent or Percentage of Net Ticket Sales Rent), Percentage of Excess Total Other Revenue, Park Amphitheater Fee, or Business License Tax payment is not paid when due and payable, OPERATOR shall pay to COUNTY an additional Two Hundred and 00/100 dollars ($200.00) as an administrative processing charge. The Parties agree that this late payment charge represents a fair and reasonable estimate of the costs that COUNTY will incur by reason of late payment by OPERATOR. Acceptance of any late charge shall not constitute a waiver of OPERATOR's default with respect to the overdue amount or prevent COUNTY from exercising any of the other rights and remedies available to COUNTY. Annual Rent (Fixed Minimum Rent or Percentage of Net Ticket Sales Rent), Percentage of Excess Total Other Revenue, Park Amphitheater Fee, or Business License Tax not paid when due shall bear interest at the interest rate the COUNTY earns on COUNTY pooled funds, from date due until paid in full.

     4.6 COUNTY Tickets. As additional consideration for this Lease, OPERATOR agrees to provide COUNTY with fifty (50) complimentary reserved tickets for each event conducted by OPERATOR and one (1) complimentary reserved Season Box (with tickets) with five (5) VIP parking passes for each Season which shall be good for admission to every event conducted by OPERATOR during each Season. The location of the reserved tickets and the Box shall be determined by OPERATOR. All complimentary tickets, Season Box tickets and VIP parking passes will be issued by COUNTY in accordance with COUNTY policy. Control over the distribution of such complimentary tickets and parking passes shall be exercised entirely by COUNTY. In the event OPERATOR must, pursuant to its agreement(s) with performer(s), pay any amount to such performers for or by reason of the complimentary tickets provided to COUNTY, OPERATOR shall provide COUNTY with documentation of such fact and shall deduct from the Annual Rent due (but not from the Park Amphitheater Fee and/or Business License Tax) an amount equal to seventy-five percent (75%) of such payment(s) to the performer(s).

     4.7 Utilities.

          (a) As part of the construction for the amphitheater project under
Section 5.1, Construction of Project, the COUNTY shall construct and provide to the Premises all utilities set forth in the approved construction plans and specifications. Any additional utilities or services shall be the responsibility of the OPERATOR and the OPERATOR shall coordinate all such connections with the COUNTY.

          (b) Except as provided in Section 4.7(c), below, the OPERATOR shall thereafter be responsible for and shall pay all service charges, user fees and related taxes for electrical, gas, telephone, water, sewage disposal, trash and refuse disposal, and all other utility and communication services rendered or used in or about the Premises at all times during the term of this Lease. If the designed and built permanent capacity of any utilities or services are not sufficient to handle any OPERATOR planned event on the Premises, the OPERATOR, at its cost, shall provide sufficient temporary utilities or services for the event.

          (c) OPERATOR agrees to pay to COUNTY the COUNTY's cost of providing sewer service and non-potable water for irrigation, and One and 15/100 Dollars ($1.15) per hundred cubic feet of potable water delivered to the Premises.

               (1) The monthly fee for water and/or sewer services shall automatically be modified by any addition or change to the COUNTY Schedule of Fees, San Bernardino County Code, Section 16.0223, Regional Parks, which sets a fee for such items.

     4.8 Termination by OPERATOR.

          (a) COUNTY acknowledges that the contemplated increased capacity of the amphitheater in a timely manner, is of the essence of this agreement. COUNTY agrees that it shall, as soon as possible after the execution of this agreement, begin the California Department of Transportation Project Study Report ("PSR") process and all other steps necessary for the approval of an interchange at I-15 and Devore Road, (the "Interchange"). COUNTY agrees that if it becomes apparent that the necessary approvals for construction of the Interchange will not be forthcoming in sufficient time for completion by July 1, 1996, or that the cost of constructing the Interchange will substantially exceed the Construction Budget (Attachment 2 to Exhibit "E"), it will immediately commence implementation of the following described "Alternate Plan." The "Alternate Plan" being the widening of Devore Road to not less than four lanes from the amphitheater entrance to its intersection with Lytle Creek Road/Sierra Avenue, and the widening, repaving and striping of all on and off ramps of the existing I-15 and Sierra Avenue interchange, as well as the securing of all necessary permits, approvals and modifications of the EIR (as defined in Article 6.9, Environmental Requirements) to allow occupancy by up to 65,000 persons, but in no event less than 50,000 persons per event.

          (b) If for any reason the Interchange, or alternatively the Alternate Plan, is not completed and open to traffic by July 1, 1996, then in such event, OPERATOR shall have the option to:

               (1) Continue to operate the Premises under the Lease, with the Fixed Minimum Rent frozen and prorated at $400,000 from the date COUNTY receives OPERATOR's Notice of Continued Operation until ninety (90) calendar days following the opening of the Interchange or completion of the Alternate Plan; or

               (2) Terminate the Lease as of December 31 of any subsequent year by giving COUNTY a Notice of Termination no sooner than October 1 and no later than October 31 of the same year. The OPERATOR'S option to terminate the Lease under this Subsection shall cease to exist upon completion of the Interchange or the Alternate Plan, or its operation of the Premises pursuant Subsection 4.8(b)(1), above, until June 30, 2000, without giving the Notice of Termination

               (3) Terminate the Lease after June 30, 2000, upon forfeiture of OPERATOR's entire investment and all rights to the amphitheater. The OPERATOR's option to terminate the Lease under this Subsection shall cease to exist upon completion of the Interchange or the Alternate Plan.

          (c) In the event the Alternate Plan is put into effect but fewer than 65,000 persons per event are authorized (but in no event less than 50,000 persons) the Fixed Minimum Rent described in Section 4.1 hereof shall be reduced proportionally for each year after the Alternate Plan has become effective by applying the ratio of permitted patrons to 65,000, times the Fixed Minimum rent for each year that the authorized capacity is less than 65,000 patrons.

          (d) In the event of termination under Subsection 4.8(b)(2), above, the COUNTY shall pay to the OPERATOR a termination fee equal to the consideration paid by OPERATOR pursuant to Section 3.9, OPERATOR's Fiscal Obligation. OPERATOR shall not be entitled to nor have any other damages of any kind for such a termination.

     4.9 Security Deposit. There shall be no security deposit required for this Lease unless the OPERATOR commits a Material Default as defined in Section 17.1(a), in which case the COUNTY may give OPERATOR notice to provide a security deposit on the following terms and conditions.

          (a) Within ten (10) days of receiving COUNTY's notice to provide a security deposit, OPERATOR shall deposit in a local bank, or savings and loan company having F.D.I.C., F.S.L.I.C. or R.T.C. approval, in favor of the County of San Bernardino, an amount equal to the amount due as the next installment of Fixed Minimum Rent. The Director is authorized, but not required, to accept substitute security under such terms and conditions as the Director determines in lieu of the above deposit in a local bank or savings and loan company.

          (b) If OPERATOR defaults in payment of rent or any of the terms, provisions, covenants and conditions of this Lease, COUNTY may use, apply, or retain the whole or any part of this security for the payment of any rent in default or for any other sum which the COUNTY may spend or be required to spend by reason of OPERATOR's default.

          (c) In the event a security deposit is required under this section, should OPERATOR pay the next installment of Annual Rent prior to being in default for that payment, the security or any balance of the security shall be returned to OPERATOR. If the security is cash or its equivalent, the OPERATOR may instruct the COUNTY to retain the security as part of and in lieu of an equivalent amount of any installment of Annual Rent.

          (d) In the event COUNTY uses part or all of the security deposit as provided herein, OPERATOR shall replenish the security deposit in the amount used within ten (10) days of notice from COUNTY.

                                       5.
                            CONSTRUCTION OF PROJECT,
                          IMPROVEMENTS AND ALTERATIONS

     5.1 Construction of Project. COUNTY agrees to construct the amphitheater project (the "Project") as described and on the time schedule and other terms and conditions of Exhibit "E", Construction of Project. In the event any portion of the Project is not completed on the time schedule set forth as Attachment 1, Work Schedule, the OPERATOR waives any and all claims for any loss, liability or damages against the COUNTY, and agrees to pursue, with COUNTY cooperation, any and all such claims only against the construction contractor or other third party for the Project portion which OPERATOR contends caused the loss, liability or damage to the OPERATOR. The COUNTY further agrees to pursue or allow OPERATOR to pursue any and all contractual remedies it may have against the contractor or any third party responsible for construction work which results in a structural failure, results in a construction delay, or is otherwise constituted as breach of professional duty by such contractor or third party.

     5.2 Improvements and Alterations. OPERATOR agrees that it will make no improvements and/or alterations (hereinafter referred to as "improvement(s)") to the Premises or its facilities without, in each case, the prior consent of COUNTY.

          (a) For any proposed improvement which requires a building permit or are estimated to cost in excess of Ten Thousand Dollars ($10,000.00), OPERATOR shall prepare a detailed site plan showing the location and layout of all proposed improvements. The site plan shall be submitted to the Department for review and approval prior to OPERATOR's taking any necessary actions to obtain all required approvals and permits from other COUNTY departments, state, local or federal agencies having authority over the improvement project. OPERATOR shall also prepare detailed plans and specifications for construction of the proposed improvements. The detailed plans and specifications shall be submitted to the Department for review and approval prior to OPERATOR taking any necessary actions to obtain all required approvals and permits from other County departments, state, local, or federal agencies having jurisdiction over the improvement project.

          (b) Within fifteen (15) days after issuance of the building permit, OPERATOR shall initiate construction of any improvements approved by COUNTY and shall thereafter diligently pursue completion of the improvement construction.

          (c) Except as specifically provided below in Section 5.3, Improvement Fund, OPERATOR shall, at its own expense, construct and complete all improvements approved by COUNTY in a good and workmanlike manner and with high quality materials, and shall furnish all tools, equipment, labor and material necessary to perform and complete the same, and hereby expressly warrants that all said materials and workmanship will be free from defects. OPERATOR understands and agrees that all site approvals and any environmental approvals necessary for the improvement project will be the responsibility of OPERATOR.

          (d) All construction shall meet the building code requirements of the County of San Bernardino and shall be carried out and completed in strict compliance with the plans and specifications approved by the Department and in accordance with the schedule for commencement and completion of such construction agreed to by the Department and OPERATOR. OPERATOR is solely liable, at its own expense, for procurement of all permits necessary for the development and operation of improvements constructed under this Section.

          (e) OPERATOR agrees that the Department may have on the site at any time during the construction period an inspector who shall have the right of access to the Premises and the construction work. OPERATOR understands that the Department's inspector's presence on site in no way constitutes approval of improvements being constructed. OPERATOR shall, at the commencement of the construction work notify the Department of the identity, place of business, and telephone number of OPERATOR's on-the-job representative. Said representative shall be OPERATOR's prime consultant for the Department's inspector and all other governmental inspectors. OPERATOR is aware that the inspector for the Department is in addition to other COUNTY inspectors and not in lieu of any other inspector(s) required by COUNTY for the construction work.

          (f) OPERATOR shall purchase performance and payment bonds from corporations duly authorized to issue surety bonds by the State of California ("State") before constructing any works of improvement upon the Premises. Each bond shall name OPERATOR as principal, corporation as surety, and COUNTY as obligee thereon. The payment bond shall also inure to the benefit of all claimants, as said term is presently defined by Section 3085 of the State Civil Code, or may hereafter be amended, so as to give such persons a right of action to recover thereon in any suit brought to foreclose the liens provided for in Title 15 of Part of Division 3 of said Civil Code or in a separate suit brought upon the bond. Each bond shall be in a sum equal to one-hundred percent (100%) of the costs for construction of the works of improvement to be located upon the Premises, as estimated by COUNTY. The condition of the performance bond shall be such that if the principal shall well and truly perform the construction herein required, pursuant to the approved plans and specifications therefor, then surety shall no longer be bound thereon. The condition of the payment bond shall be such that if the principal shall well and truly pay, or cause to be paid, all claims for labor, material, appliances teams, or power, or either or all, performed, furnished, or contributed in connection with said works of improvement, then surety shall no longer be bound thereon. Said bonds shall be subject to approval by the COUNTY as to sufficiency and liability of sureties named thereon. Said bonds shall be maintained in full force and effect by OPERATOR until said works of improvement have been completed and claims for labor and materials have been paid. Performance and payment bonds will only be required for works of improvement upon the Premises in excess of $10,000.00.

          (g) All improvements made pursuant to this Article shall become the property of the COUNTY upon completion, unless otherwise agreed prior to construction.

          (h) OPERATOR shall keep the Premises and the improvements located thereon free and clear of any and all claims and liens arising out of the performance of work or furnishing of materials.

          (i) COUNTY shall have at all times the right to post and keep posted on the Premises such notices as may be provided for under and by virtue of the laws of the State of California for the protection of the Premises from mechanics liens or liens of similar nature.

          (j) In the event Operator makes any improvements to the Premises, Operator shall comply with all applicable portions of the California Public Contract Code, including but not limited to Article 3.5, COUNTIES, and all applicable portions of the California Labor Code, including but not limited to Chapter 1, PUBLIC WORKS.

          (k) The OPERATOR further agrees to pursue any contractual remedies it may have against the contractor responsible for construction work which results in a structural failure, or is otherwise constituted as breach of professional duty by such contractor.

     5.3 Improvement Fund. The Parties agree that they will establish and fund an improvement fund (the "Improvement Fund").

          (a) The Improvement Fund is for the purpose of paying for modernization and improvements to the Premises and its facilities which are designed to keep the amphitheater and other facilities on the Premises at the state of the art. Except for expenditures requiring, under applicable law, competing bids, either of the Parties may propose to the other the expenditure of monies from the Improvement Fund. Such proposal shall detail: (i) the proposed use of the monies; (ii) the party(ies) to whom such monies are proposed to be paid; and (iii) the proposer's best estimate of the total cost of the proposed improvement. Unless the other Party reasonably objects within fifteen
(15) days of its receipt of the proposal, such proposal shall be deemed approved and the actual cost of the proposal or up to 125% of the estimated cost of the proposal, whichever is less, shall be paid for from the Improvement Fund. The proposing Party shall pay any amount of the actual cost of an improvement which exceeds 125% of the estimated cost for the improvement.

          (b) The Parties agree that they shall jointly fund the Improvement Fund as follows: (i) At the commencement of the Lease and on each anniversary date for Lease Years 1 through 4 each Party shall deposit Five Thousand Dollars ($5,000.00) into the Improvement Fund; (ii) On each anniversary date for Lease Years 5 through 14 each Party shall deposit Twelve Thousand Five Hundred Dollars ($12,500.00) into the Improvement Fund; and (iii) On each anniversary date for Lease Years 15 through the Initial and all Extended Terms each Party shall deposit Twenty Five Thousand Dollars ($25,000.00) into the Improvement Fund.

          (c) The Improvement Fund shall be maintained by the COUNTY as a separate interest bearing fund. All interest earned shall become part of the Improvement Fund. Any monies remaining in the Improvement Fund upon any termination of this Lease shall be divided equally among the OPERATOR and COUNTY.

                                       6.
                             MANAGEMENT REQUIREMENTS

     6.1 General Requirements. OPERATOR agrees to operate and manage the services and facilities offered in a professional, business-like manner. OPERATOR shall appoint an Operating Manager who shall be the person with whom the COUNTY, through the Director, shall deal on a regular basis regarding the use and operation of the Premises by the OPERATOR. Any person selected by OPERATOR as its Operating Manager shall be skilled in management of businesses similar to the amphitheater. In the event the Operating Manager shall fail, to any material degree, to meet the reasonable expectations of COUNTY with respect to this Lease, COUNTY shall notify OPERATOR of such shortfalls and OPERATOR shall take reasonable action to remedy such shortfalls.

          (a) The Operating Manager shall devote the greater part of his or her personal time and attention to the operation of the amphitheater and shall promote, increase and develop the business and render every possible service and convenience to the public. The Operating Manager shall be fully acquainted with OPERATOR's procedures and contract obligations, and authorized by OPERATOR to act in its behalf and fulfill its obligations in the day-to-day operations of the amphitheater. During the calendar days and hours established for the operation of the amphitheater, the Operating Manager's personal attention shall not be directed toward the operation of any other business activity.

     6.2 OPERATOR Employees. OPERATOR will use its best efforts to ensure that its employees shall at all items conduct themselves in a professional manner, and that they will conform to all applicable rules and regulations now in force in the Park, a copy of which is attached hereto as Exhibit "F", Park Regulations, as well as all rules and regulations as hereafter may be promulgated or put into operation by the COUNTY. In the event of any conflict between this Lease and the Park Regulations, this Lease shall control. OPERATOR shall maintain a staff adequate to operate and administer all facilities located on said Premises in a safe and orderly manner. OPERATOR agrees, upon due cause being shown, to take reasonable action against its employees. Employees of OPERATOR shall be required to wear an easily identifiable visual uniform, t-shirt, vest, hat or name tag so the public can recognize this person as associated with OPERATOR. The prior approval of the Director must be obtained to meet this requirement.

     6.3 Merchandise. OPERATOR agrees to sell merchandise and provide services that are of good quality and condition. COUNTY retains the right to require OPERATOR to discontinue sale or use of those items COUNTY reasonably determines are not acceptable, upon five (5) days notice by COUNTY. Unacceptable merchandise, for purposes of this section, shall be merchandise which does not comply with the guidelines of Subsection 3.2(c) hereinabove. For sales tax purposes, the point of sale for all food, merchandise, admission tickets and services shall be the Park.

     6.4 Subconcession Agreements. OPERATOR may, in conjunction with operation of the Premises, enter into agreements, some of which may be long-term and/or exclusive, with third parties concerning, among other things, advertising and signage at the Premises, operation of concessions, and sale of food, beverage and concession items at the Premises. Except as provided in Subsection 3.5(g), COUNTY agrees that all COUNTY events at the Premises under Section 3.5, COUNTY Use of Premises, will be subject to, and will be presented in conformity with, such agreements. COUNTY reserves the right to review any and all such agreements entered into by OPERATOR for compliance with the terms of this Lease. All contracts with such third parties shall clearly spell out that this Lease controls all activities of such persons on the Premises, including, but not limited to, review of prices, merchandise and employees. Additionally, all contracts with such third parties shall contain insurance and indemnification provisions to protect the COUNTY which are acceptable to the COUNTY and which are substantially similar to the provisions of Article 12, INDEMNITY AND INSURANCE.

     6.5 Continued Occupancy. OPERATOR covenants and agrees to, and it is the intent of this Lease that the OPERATOR shall, during the entire term of this Lease, occupy the Premises for the purpose hereinabove specified, except while such Premises are untenantable by reason of fire or other unavoidable casualty. Any violation of this paragraph shall make OPERATOR subject to Article 17, VIOLATION OF AGREEMENT, of this Lease.

     6.6 Security, Traffic Management, Waste, and Miscellaneous Plans.

          (a) OPERATOR shall be responsible for providing security in all the areas of the Premises under its exclusive control, and all License Areas during such periods of exclusive control. COUNTY shall provide security in all other areas of the Park and at all other times including, but not limited to, during COUNTY sponsored events.

          (b) OPERATOR shall prepare a traffic management plan ("Traffic Management Plan") setting forth the parking and traffic plans to be used to hold any authorized event at the Premises. The Traffic Management Plan shall be prepared and delivered to COUNTY not later than April 30, 1993, for COUNTY review. The Traffic Management Plan may provide for temporary event parking for approximately 1,300 vehicles in the area west of the Premises shown on Exhibit "B", Areas Under License, as "Unimproved Temporary Parking Area," for approximately 400 vehicles in the area west of the Premises shown on Exhibit "B", Areas Under License, as "Unimproved Parking ( License Area)," and for approximately 500 vehicles in the area of the Premises shown on Exhibit "B", Areas Under License, as "Unimproved Parking."

The Traffic Management Plan shall have a separate section setting forth the parking and traffic plans to be used on those dates when there are events scheduled by the OPERATOR and by the FAIRE (as defined in Section 21.10, Renaissance Pleasure Faire). In operating the Premises, OPERATOR shall use its best efforts to comply with such plan or any amendments thereto which may be necessitated from time to time by reason of changes in traffic patterns in order to minimize congestion in and surrounding the Premises and Park. OPERATOR shall not be responsible for the cost of nor for the installation or maintenance of any traffic lights required by the Traffic Management Plan.

          (c) OPERATOR shall be responsible to properly handling all waste produced during any and all events on the Premises unless otherwise agreed.

          (d) OPERATOR shall submit to the Director, for review prior to submitting to any other agency or authority, the Traffic Management Plan and a plan covering all aspects of security management and waste management for all events. If, after the Director's review and comments, any other agency or authority requires or desires any changes to any such plan, the plan shall be resubmitted to the Director for further review.

          (e) The Director shall notify the OPERATOR of the Department's comments with respect to all plans within fifteen (15) days of the Director's receipt of the OPERATOR's plan or the plan shall be deemed to be in compliance herewith. Should the Director object to such plan, any portion thereof, or the changes/additions thereto, the Director shall, within fifteen (15) days, notify OPERATOR of such objection(s) and the reasons therefor. OPERATOR shall promptly respond to the Director's objections and set forth a plan to mitigate and/or resolve the objections to the reasonable satisfaction of the Director. The OPERATOR shall, after review by the Director, coordinate with the Director all meetings with any other agency or authority who has to review any such plan. Where, in its operations at the Premises, OPERATOR is not reasonably able to comply with any such plan, it shall notify the Director and the Parties shall cooperate to reach a reasonable accommodation with respect to such non-complying operations.

     6.7 Disorderly Persons. OPERATOR shall use its best efforts to permit no apparently intoxicated person or persons, profane or indecent language, or boisterous or loud conduct in or about the Premises and will call upon the aid of peace officers to assist in maintaining peaceful conditions. OPERATOR's determination as to loud, or otherwise improper conduct shall be made in consideration of the nature of and the type of audience attending the event at which the conduct occurs.

     6.8 Affirmative Action. OPERATOR shall use its best efforts to provide such employees as are required to render good service. Such employees shall include but not be limited to office force, accounting, ushers and parking lot attendants. In the event an employee is not satisfactory, as herein defined, the Director may direct OPERATOR to correct the cause of said dissatisfaction to the best of OPERATOR'S ability, within a reasonable time after written notice is received by OPERATOR, consistent with any labor contract, administrative or legal remedy available to said employee.

          (a) OPERATOR agrees and obligates itself not to discriminate during the term of this Lease against any employee or applicant for employment because of employee's or applicant's race, religion, natural origin, ancestry, sex, age or physical handicap. Certification by OPERATOR of adherence to an Affirmative Action Program is herein attached as EXHIBIT "G", Affirmative Action Program Compliance Certification. OPERATOR has signed and submitted the San Bernardino County Affirmative Action Plan attached hereto as EXHIBIT "H", San Bernardino County Affirmative Action Plan. OPERATOR shall not knowingly employ any person who shall use improper language, act in a loud or boisterous manner, use or possess marijuana on the site or violate narcotics laws. OPERATOR shall promptly discipline, in such manner as is appropriate, any employee found to be doing so, consistent with due process of law and the terms of the appropriate labor contract, if any.

          (b) The Director shall have the right to observe and inspect OPERATOR's and all concessions' employees at any reasonable time during the course of business. In doing so, the Director shall use his/her best efforts to not interfere with OPERATOR's, and OPERATOR's concessions' business activities at the Premises.

      6.9 Environmental Requirements. The OPERATOR shall comply with the current Glen Helen Regional Park Master Plan (the "Master Plan"), the Environmental Impact Report (the "EIR") relative thereto, and the Conditions of Approval (the "Conditions") relating thereto in Resolution No. 86-307 approving the Master Plan, as approved by the COUNTY's Board of Supervisors (the "Board") on or about July 14, 1986, and/or as they may be revised, amended or supplemented from time to time. Among other things, the foregoing documents include an attendance limitation of 16,800 persons per calendar day at the amphitheater until a freeway interchange at Devore Road and Interstate 15 is operational. The OPERATOR shall also comply with the Conditional Use Permit (the "CUP"), No. 745EVL92008379CCUC01, approved on or about August 31, 1992, or as amended. Copies of all of the foregoing documents are available for the OPERATOR's review at the Department. The OPERATOR shall use the special event permitting process of the San Bernardino County Code, Chapter 15, TEMPORARY SPECIAL EVENT PERMIT,

Section 41.151 et seq. for any event on the Premises and/or Park which may exceed the above limitations.

     6.10 Security. OPERATOR shall, at its cost, provide adequate security for all facilities and equipment leased hereunder and personal property on the Premise. OPERATOR shall also provide additional security consistent with the size of the crowds for all of OPERATOR's events on the Premises.

     6.11 Emergency Aid. OPERATOR shall provide and staff an emergency aid station consistent with the size of the crowds for all of OPERATOR's events on the Premises to provide emergency medical aid to all persons on the Premises. All persons staffing the emergency aid station shall, at a minimum, be currently certified in first aid and CPR.

     6.12 Damage Provisions. OPERATOR shall pay for the repair and/or replacement of all damaged structures, equipment and facilities in areas occupied or used by OPERATOR which is damaged through any act of OPERATOR, its employees, agents, subconcessions, persons attending or participating in any OPERATOR event. This Section applies to, but is not limited to such items as exterior fencing, structures, drinking fountains, water spigots, irrigation equipment, trash cans, landscaping, including turf, trees, shrubs, and any other facilities or equipment on the Premises and License Areas.

                                       7.
                              RECORDS AND ACCOUNTS

     7.1 Records and Accounts. The OPERATOR shall keep, on the Premises, full and accurate books and accounts, records, cash receipts, and other pertinent data showing its financial operations relative to the Premises. Such books of account, records, cash receipts and other pertinent data shall be kept for a period of three (3) years after the end of the rental year to which such items pertain. The COUNTY shall be entitled during such three (3) years to inspect, examine and to copy, at the COUNTY'S expense, the operator's books of accounts, records, cash receipts and other pertinent data as necessary or appropriate to determine Percentage of Net Ticket Sales Rent, Percentage of Excess Total Other Revenue, Park Amphitheater Fee, and/or Business License Tax due hereunder. The OPERATOR shall cooperate fully with the COUNTY in permitting such inspection.

     7.2 Reports.

          (a) OPERATOR shall deliver to COUNTY, no later than the tenth (10th) calendar day of each month, a true and correct statement, certified by the Operating Manager, of Total Gross Revenue for the preceding calendar month, substantially in the form set forth as Exhibit "I", Revenue Report.

          (b) OPERATOR shall deliver to COUNTY, along with its rental payment for each six month payment cycle, a true and correct statement, certified by the Operating Manager, of Total Gross Revenue for the preceding six month payment cycle, also substantially in the form set forth as Exhibit "I", Revenue Report.

          (c) An annual report, also substantially in the form of Exhibit "I", Revenue Report, shall be delivered to the COUNTY within ninety (90) calendar days of the close of business for OPERATOR's fiscal year end. The annual report shall be certified by the OPERATOR's chief financial officer.

     7.3 Audit. COUNTY shall have the right to audit any or all books, records, and accounts maintained by OPERATOR for the purpose of verifying the payments required to be paid to COUNTY hereunder. In the event that such audit shows that the payment due to COUNTY is greater than the amount reported or paid by OPERATOR, by 5% or more, COUNTY may conduct a special audit by an independent certified public accountant, the cost of which special audit shall be borne by OPERATOR if it confirms that a greater payment, by 5% or more, is due to COUNTY than was paid or reported by OPERATOR for the period covered by the audit. Within ten (10) days after the special audit report is furnished to OPERATOR it shall pay to COUNTY the full amount of any underpayment demonstrated by such audit, together with interest on the amount of such underpayment at the interest rate the COUNTY earns on COUNTY pooled funds, from date due until paid in full.

     7.4 Compliance Covenant. OPERATOR covenants that it will comply with, and require all its agents, employees, and sub-concessionaires to comply with the foregoing requirements.

     7.5 Release of Information. Except as provided in this Section, all information received by the COUNTY from any source concerning this LEASE may be treated by the COUNTY as public information subject to disclosure under the provisions of the California Public Records Act, Government Code Section 6250 et seq. (the "Public Records Act"). All information obtained in connection with COUNTY'S inspections of records or audits, rental percentages, and/or minimum annual guarantees, shall be received and maintained in confidence by COUNTY, with the information contained therein available only to authorized persons directly connected with the official business of COUNTY, or as may be required by law. OPERATOR understands that although all materials submitted in connection with any inspection or audit are for the exclusive use of the COUNTY, they are potentially subject to disclosure under the provisions of the Public Records Act. In the event a request for disclosure of any part or all of any information which the COUNTY has agreed to hold in confidence is made to the COUNTY, the COUNTY shall notify the OPERATOR of the request and shall thereafter disclose the requested information unless the OPERATOR, within five (5) days of receiving notice of the disclosure request, requests nondisclosure and agrees to indemnify, defend, and hold the COUNTY harmless in any/all actions brought to require disclosure. The OPERATOR waives any and all claims for damages, lost profits, or other injuries of any and all kinds in the event COUNTY fails to notify OPERATOR of any such disclosure request and/or releases any information received from the OPERATOR.

                                       8.
                      TAXES, ASSESSMENTS AND OTHER CHARGES

     8.1 Payment of Impositions. Except as otherwise set forth herein, and subject to Section 4.3, Park Amphitheater Fee, OPERATOR agrees to pay or cause to be paid, as and when they become due and payable, and before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the nonpayment thereof, all personal property taxes, assessments, franchises, excise, license and permit fees, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature whatsoever (except real property taxes) which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or become a lien on: (i) the Premises or any part thereof or any appurtenance thereto; (ii) the fees and income received by the OPERATOR from sublessees, guests or others for the use or occupation of the Premises; or (iii) this transaction or any document to which the OPERATOR is a party, creating or transferring an interest or estate in the Premises.

          (a) All such taxes, franchises, excises, license and permit fees, and other governmental levies and charges to be paid by the OPERATOR shall hereinafter be referred to as "Impositions," and any of the same shall hereinafter be referred to as an "Imposition." Any Imposition relating to a fiscal period of the taxing authority, a part of which period is included within the term and a part of which is included in a period of time before commencement or after the expiration of the term, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon, become a lien upon the Premises, or shall become payable, during the term) be adjusted between the COUNTY and the OPERATOR as of the commencement or expiration of the term as applicable, so that the OPERATOR shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration or termination of the term bears to such fiscal period, and the COUNTY shall pay the remainder thereof; the OPERATOR shall not be entitled to receive any apportionment, if the OPERATOR shall be in default in the performance of any of the OPERATOR's covenants and agreements as provided in this Lease.

          (b) Notwithstanding the above, OPERATOR recognizes and understands that this Lease may create a possessory interest subject to property taxation and that the OPERATOR may be subject to the payment and agrees to pay any property taxes levied on such interest.

     8.2 Payment of Impositions in Installments. If, by law, any Imposition may at the option of the payer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the OPERATOR may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments as may become due during the term as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that the amount of all installments of any such Imposition which will be the responsibility of the OPERATOR pursuant to Section 8.1, Payment of Impositions, and which are to become due and payable after the expiration of the term, shall be deposited with the COUNTY for such payment on the date which shall be one (1) year immediately prior to the date of such expiration.

     8.3 Tax Receipts. The OPERATOR shall furnish to the COUNTY, within forty-five (45) calendar days after the date when any Imposition would become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to the COUNTY evidencing payment thereof.

     8.4 Limits of Tax Liability. The provisions of this Lease shall not be deemed to require the OPERATOR to pay taxes assessed against the COUNTY or municipal, county, state or federal capital levy, estate, succession, inheritance, gift, or transfer taxes of the COUNTY; except, however, that the OPERATOR shall pay all taxes assessed by any governmental authority by virtue of any operation by the OPERATOR conducted on or out of the Premises.

     8.5 Permitted Contests.

          (a) The OPERATOR shall have the right to contest the validity or the amount in part or in full, of any Imposition which it is obligated to pay under the provisions of this Lease. The OPERATOR agrees that all such proceedings shall be begun without undue delay after any contested item is imposed and shall be prosecuted to final adjudication with reasonable dispatch.

          (b) The OPERATOR shall give the COUNTY prompt notice in writing of any such contest at least ten (10) days before any delinquency occurs. The OPERATOR may only exercise its right to contest an Imposition hereunder if the subject legal proceedings shall operate to prevent the collection of the Imposition so contested, or the sale of the Premises, or any part thereof, to satisfy the same, and only if the OPERATOR shall, prior to the date such Imposition is due and payable, have given such reasonable security as may be required by the COUNTY from time to time in order to insure the payment of such Imposition to prevent any sale, foreclosure or forfeiture of the Premises or any part thereof, by reason of such nonpayment. In the event of any such contest and the final determination thereof adversely to the OPERATOR, the OPERATOR, shall, before any fine, interest, penalty or cost may be added thereto for nonpayment thereof, pay fully and discharge the amounts involved in or affected by such contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may result from any such contest by the OPERATOR and, after such payment and discharge by the OPERATOR, the COUNTY will promptly return to the OPERATOR such security as the COUNTY shall have received in connection with such contest.

          (c) Except when prohibited by law or where the COUNTY is the taxing agency or receives any part of the Imposition from the taxing agency, the COUNTY shall cooperate reasonably in any such contest permitted by this Section and shall execute any documents or pleadings reasonably required for such purpose. Any such proceedings to contest the validity or amount of an Imposition or to recover back any Imposition paid by the OPERATOR shall be prosecuted by the OPERATOR at the OPERATOR'S sole cost and expense; and the OPERATOR shall indemnify and save harmless the COUNTY against any and all loss, cost or expense of any kind, including, but not limited to, reasonable attorneys' fees and expenses, which may be imposed upon or incurred by the COUNTY in connection therewith.

     8.6 Liens; COUNTY Right to Cure.

          (a) The OPERATOR shall not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance or charge on or pledge of the Premises or fixtures and furnishings, or any part thereof, or the OPERATOR's leasehold estate or other interest therein, or the Annual Rent, Percentage of Excess Total Gross Revenue or other sums payable by the OPERATOR under this Lease; provided, however, that the foregoing shall not be deemed to prohibit purchase-money chattel mortgages, conditional sales agreements, or other security interests on OPERATOR owned personal property and equipment used and/or installed at the Premises. The OPERATOR shall notify the COUNTY promptly of any lien or encumbrance which has been created on or attached to the Premises, or to the OPERATOR's leasehold estate or other interest therein, whether by act of the OPERATOR or otherwise.

          (b) If the OPERATOR, in violation of the provisions of this Lease, shall fail to pay and to discharge any Imposition, mortgage, lien, encumbrance, charge or pledge, the COUNTY may (but shall not be obligated to) pay or discharge it, and the amount paid by the COUNTY and the amount of all costs, expenses, interest and penalties connected therewith, including attorneys' fees, together with interest at the default rate, shall be deemed to be and shall be payable by the OPERATOR as additional fees (not subject to the credit for any Park Amphitheater Fee and/or Business License Tax paid) and shall be reimbursed to the COUNTY by the OPERATOR on demand, provided that the OPERATOR shall have failed to pay such Imposition within five (5) days after written notice from the COUNTY of its intention to pay. The existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this Section if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen. Nothing in this Section is intended to create any obligation or liability on the part of the OPERATOR for liens arising from or created by the COUNTY's act or failure to act.

                                       9.
                             REPAIRS AND MAINTENANCE

     9.1 Premises Repair and Maintenance.

          (a) COUNTY, at its sole cost, shall maintain and repair all structural elements of the Premises, including but not limited to the roofs, bearing and exterior walls (excluding cosmetic surface coverings, glass and doors), foundations, subflooring, plazas, and sidewalks. In addition COUNTY shall be responsible for the repair and maintenance of all COUNTY owned water & sewer lines and pumps, and utility lines and facilities or lying outside of the Premises which serve the Premises and all COUNTY owned water & sewer main lines and pumps inside the Premises, except for damages caused by the negligence of OPERATOR.

               (1) COUNTY shall be fully responsible for the repairs and maintenance of all Parking Areas, including but not limited to lighting, landscaping, fencing, and striping (if necessary), the Lakeside Area and all access roads. In the event any portion of the Parking Area are damaged by flood, earthquake, or other acts of nature which can cause sudden damage, the COUNTY shall use reasonable efforts to provide to OPERATOR replacement Parking lots in the Park and within 1/3 mile of the main entrance to the amphitheater.

          (b) OPERATOR, at its sole cost and expense, shall repair and maintain in good condition the electrical, plumbing and sewer system lying inside the Premises, air conditioning heating and ventilating system serving the Premises but not including the replacement thereof which is a COUNTY responsibility except for damages caused by the negligence of OPERATOR, and all sidewalks and landscaping and lighting within the Premises.

               (1) OPERATOR further agrees that it will make no substantial alterations or maintenance to said Premises without, in each case, the prior consent of COUNTY, including, but not limited to, carpentry, electrical, sewer, paving and painting. COUNTY reserve(s) the right to enter the Premises and the improvements located hereon to inspect the same or any part thereof at any time to attend or protect the COUNTY's interest under this Lease.

          (c) A Party shall have ten (10) days after notice from the other Party to commence to perform its obligations under this Section, except that the obligated Party shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. The Parties shall diligently pursue all repairs and maintenance to completion. Any notice or demand provided by this Section may be made orally by telephone or otherwise, provided that written confirmation is given within five (5) days after the oral notice or demand is made. Such confirmation shall be made as provided in Article 19, NOTICES.

               (1) Any dispute concerning the Parties obligations for repair and maintenance shall be subject to arbitration as set forth in Article 21.22, Arbitration, except that arbitration shall not be used for any dispute in excess of Ten Thousand Dollars ($10,000.00).

     9.2 Return of Premises. The OPERATOR agrees that it will, upon the termination of this lease or any extension thereof, return the Premises in as good condition and repair as the Premises now are or shall hereafter be put, reasonable wear and tear excepted.

                                       10.
                              INSPECTION/EVALUATION

     10.1 Inspection. COUNTY may make a detailed and formal inspection and evaluation at any time to insure compliance with this Lease by OPERATOR. Each such inspection will be followed by a report, with a copy given to OPERATOR. Satisfactory inspections/evaluations will be an integral part of the negotiations for the Lease extensions. All such reports shall be substantially in the form of Exhibit "J", Inspection Report, attached hereto.

                                       11.
                                CLEANING PREMISES

     11.1 OPERATOR's Responsibilities. OPERATOR shall furnish all labor, services, materials, supplies, and equipment necessary to maintain in a clean, orderly, and inviting condition satisfactory to COUNTY, all portions of the Premises, including but not limited to, the fixed seating, stage house, and, if used in conjunction with an OPERATOR event, the Parking Areas of the Park. OPERATOR will provide or obtain sufficient and regular trash removal services for all portions of the Premises throughout the term of this Lease.

     11.2 COUNTY's Responsibilities. COUNTY shall be responsible for cleaning all remaining portions of the Park, and for removal of trash therefrom, as well as being responsible for cleaning all areas of the Premises after each County event or use thereof.

                                       12.
                             INDEMNITY AND INSURANCE

     12.1 Liability. COUNTY shall not be liable at any time for loss, damages, or injury to the person or property of any person whomsoever at any time, occasioned by or arising out of any act of OPERATOR or of anyone holding under OPERATOR; nor the occupancy or use of the Premises or any part thereof by or under the OPERATOR; nor directly or indirectly from any state or condition of said Premises or any part thereof during the term of this Lease.

     12.2 Ho1d Harmless Agreement. Notwithstanding anything to the contrary herein contained, and irrespective of any insurance carried by OPERATOR for the benefit of COUNTY, OPERATOR agrees to defend, indemnify, and hold COUNTY and its officers, agents, volunteers, and employees harmless from any and all damages arising out of any act or omission of OPERATOR, its employees, agents, subcontractors, and persons attending OPERATOR events on the Premises, except as the same may arise, in whole, by reason of the COUNTY's negligence, gross negligence, recklessness, or intentional misconduct (or that of COUNTY's agents or employees).

     12.3 Liability Insurance. OPERATOR agrees to procure and maintain a policy or policies of comprehensive general liability and property damage insurance for the benefit of OPERATOR and COUNTY, in amounts no less than that set forth below; and under and by the terms of which, COUNTY and its respective officers, agents, volunteers, and employees are protected from and insured against any and all loss, damage or liability of whatsoever nature, arising out of any act or omission of OPERATOR, its employees, agents, subcontractors, and persons attending OPERATOR events on the Premises. The limits of liability on any policy of public liability and property damage shall be at least Twenty-Five Million Dollars ($25,000,000.00) combined single limit for bodily injury and property damage, including Liquor Liability. Additionally, OPERATOR shall carry sufficient Fire Legal Liability insurance for the benefit of COUNTY to cover the permanent structures within the Premises as well as COUNTY owned contents thereof. Such insurance shall be in such amounts and shall contain such terms as the COUNTY may reasonably require.

     12.4 Workers' Compensation. A program of workers' compensation insurance or a State-approved Self Insurance Program in an amount and form to meet all applicable requirements of the Labor Code of the State of California, including Employer's Liability with $250,000 limits, covering all persons providing services on behalf of the OPERATOR and all risks to such persons under this Lease.

     12.5 Evidence of Coverage. OPERATOR shall deliver to COUNTY within sixty
(60) calendar days of occupying the Premises, or any part of it, a certified copy of the insurance policy or policies and all endorsements procured by OPERATOR under the terms hereof. Prior to occupying the Premises, or any part of it, OPERATOR shall deliver certificates of the coverage from the insurance company or companies writing said policy or policies of insurance, which certificates shall, among other things, name the company writing the same, and list the policy number, amount of coverage, and provisions thereof.

     12.6 Premium Payments. OPERATOR shall pay any and all premiums or other expenses arising in connection with the furnishing of the insurance required of OPERATOR as herein provided.

     12.7 Additional Named Insured. Except for Workers' Compensation Insurance, COUNTY shall be an additional named insured under said policy or policies of insurance. All insurance required hereunder shall be maintained in full force at all times during this Lease by OPERATOR. OPERATOR shall be required to inform COUNTY in of any change, expiration or renewal of any insurance policy or policies at least thirty (30) calendar days prior to the effective date of change. Further, each policy shall provide that same shall not be canceled until a thirty (30) calendar day written notice of cancellation has been mailed to EPWA-Regional Parks Department, 825 East Third Street, San Bernardino, California 92415-0833. All insurance policies required hereunder shall contain language to the effect that (i) the insurer waives the right of subrogation against COUNTY and against any and all of the COUNTY's officers, agents, volunteers, and employees, and (ii) the policies are primary and non-contributing with any insurance that may be carried by COUNTY.

     12.8 Cancellations of Insurance. In the event COUNTY receives a thirty (30) calendar day written notice of cancellation concerning any of the required policies, or should OPERATOR fail to have in effect the required coverage at any time during this Lease, COUNTY may give notice to OPERATOR to reinstate or acquire the affected coverage, and OPERATOR shall not conduct any events on the Premises until all required insurance is in effect. Should OPERATOR fail to reinstate or acquire the affected coverage within five (5) days of COUNTY's notice to reinstate or acquire such coverage, COUNTY may reinstate or acquire the affected coverage, and OPERATOR shall reimburse COUNTY for the necessary cost. If OPERATOR does not reimburse COUNTY within ten (10) days after demand by COUNTY, COUNTY shall have the right to invoice OPERATOR and OPERATOR shall be responsible for paying said amount.

     12.9 General Insurance Provisions.

          (a) All insurance provided for under this Article shall be periodically reviewed by the Parties from time to time, but at least every five
(5) years, for the purpose of mutually increasing or decreasing the minimum limits of such insurance to amounts which may be reasonable and customary for similar facilities of like size and operation.

          (b) All insurance herein provided for under this Article shall be effected under policies issued by insurers of recognized responsibility licensed or permitted to do business in the State, rated by Best's at A-7 or better, and approved by the COUNTY.

          (c) Any insurance required to be maintained by OPERATOR pursuant to this Article may be taken out under a blanket insurance policy or policies covering other premises or properties, and other insureds in addition to the Parties hereto; provided, however, that any such policy or policies of blanket insurance shall specify therein, or supplemental written certification from the insurers under such policies shall specify, the amount of insurance allocated to the coverage to be provided under this Article and provided further, that in all other respects, any such blanket policy shall comply with the other provisions of this Article.

     12.10 Disposition of Insurance Proceeds Resulting from Loss or Damage to Improvements. All proceeds of insurance with respect to loss or damage to the Premises to be maintained and repaired by OPERATOR or COUNTY during the term of this Lease shall be payable, under the provisions of the policy of insurance, jointly to OPERATOR and COUNTY, and deposited in a special trust account held by the COUNTY. Said proceeds shall be used to repair the Premises unless specifically agreed otherwise by COUNTY and OPERATOR, and shall constitute a trust fund to be used for the repair, restoration or reconstruction of the Premises in accordance with plans and specifications approved in writing by COUNTY and OPERATOR. To the extent that such proceeds exceed the cost of such repair, restoration or reconstruction, such excess shall be equally distributed to and retained by OPERATOR and COUNTY. If COUNTY and OPERATOR mutually agree not to undertake such repair, restoration or reconstruction, then such proceeds shall be deposited into the Improvement Fund. During any period of repair or construction, Fixed Minimum Rent due hereunder shall be: (i) tolled if use of the Premises is materially interfered with; or (ii) reduced proportionately with the audience capacity if the Premises are only partially usable.

                                       13.
                                 EMINENT DOMAIN

     13.1 Takings. Any taking of any part of the Premises by any public authority under the power of eminent domain, condemnation, or by conveyance in lieu of such taking, shall be deemed to be either a "total taking" or a "partial taking" as follows:

          (a) A total taking shall be a taking of all or substantially all of the Premises comprising the amphitheater, or a taking of such portion of the Premises or Parking Areas which, in the reasonable determination of the OPERATOR, makes the Premises untenantable for the purposes herein contemplated or makes operation of the Premises, for the purposes herein contemplated, not economically feasible.

          (b) A partial taking shall be a taking of any portion of the

Premises which does not constitute a total taking.

          13.2 Total Taking. In the event of a total taking, as defined in
Section 13.1, Takings, OPERATOR shall give notice to the COUNTY of its determination that such taking constitutes a total taking within sixty (60) calendar days of the date upon which both of the following events have occurred:
(i) the physical taking of the property, constituting the deprivation of the use thereof by OPERATOR has occurred; and (ii) the OPERATOR knows, or reasonably should know, that the extent of such taking constitutes a total taking. In such event, all rent, including Fixed Minimum Rent and Percentage of Net Ticket Sales Rent, shall cease as of the date of such taking and all unpaid portion thereof shall be apportioned as of the date of the taking. OPERATOR will promptly surrender the Premises and all of its interests under this Lease to COUNTY. In such event, all proceeds of the award or awards of damages, and all compensation for such taking, shall be paid and distributed among OPERATOR and COUNTY as follows:

          First, to the OPERATOR, to compensate OPERATOR for its contribution to the cost of the construction and development of the Premises, the product obtained when the sum of any amounts actually paid to COUNTY pursuant to Section 3.9, OPERATOR's Fiscal Obligations, plus the cost of any approved additional leasehold improvements paid by OPERATOR is multiplied by a fraction, the denominator of which is 300, the numerator of which is the remaining term, in months, of this Lease following the date of such total taking.

          Second, to the OPERATOR, any unamortized startup costs (as shown of OPERATOR'S books) and any amount specifically determined to be compensation for loss of goodwill.

          Third, to the COUNTY, in the amount of the fair market value of the COUNTY'S interest in the Lease had such taking not occurred.

          Fourth, to the OPERATOR, in the amount of the fair market value of the OPERATOR's interest in the Lease had such taking not occurred.

          Fifth, to the COUNTY, to the extent of the remainder of such award and/or compensation.

     13.3 Partial Taking.

          (a) In the event of any taking of any portion of the Premises which does not constitute a total taking, then this Lease and all provisions hereof shall remain in full force and effect except as to rent abatement as set forth below. Upon any such partial taking, the award and/or compensation for such taking shall be applied as follows:

          First, to the cost of such repairs, restorations, and/or rebuilding of the Premises as the OPERATOR reasonably determines is necessary for continued operation of the Premises.

          Second, to the OPERATOR in an amount equal to the product obtained when the sum of all amounts actually paid by the OPERATOR to COUNTY under
Section 3.9, OPERATOR's Fiscal Obligations, is multiplied by a fraction, the denominator of which is the audience capacity of the Premises on the date immediately prior to the partial taking, and the numerator of which is the audience capacity which was lost to the partial taking. The calculation of audience capacity after the taking shall take into account not only the ability to physically seat persons in the portion of the Premises constituting the amphitheater but also taking into account any reduction in audience capacity due to the loss of parking and support facilities affected by such taking which cannot reasonably be replaced.

          Third, to the OPERATOR, any unamortized startup costs (as shown of OPERATOR's books) and any amount specifically determined to be compensation for loss of goodwill.

          Fourth, to the COUNTY to the extent of the reduction in the fair market value of COUNTY's interest in this Lease for the remaining term thereof after the date of such taking.

          Fifth, to the OPERATOR to the extent of the reduction in the fair market value of OPERATOR's interest in this Lease for the remaining term thereof after the date of such taking.

          Sixth, the remainder of such reward or compensation shall be paid to the COUNTY.

          (b) In the event of such a partial taking, Fixed Minimum Rent due shall be reduced for the remainder of the term of this Lease. For all years, and partial years, following the date of such taking, the Fixed Minimum Rent shall be reduced by multiplying the rent due pursuant to Section 4.1, Fixed Minimum Rent, by a fraction, the denominator of which is the capacity of the amphitheater immediately prior to the taking, the numerator of which is the capacity of the amphitheater after the taking. The calculation of audience capacity after the taking shall take into account not only the ability to physically seat persons in the portion of the Premises constituting the amphitheater but also taking into account any reduction in audience capacity due to the loss of parking and support facilities affected by such taking which cannot reasonably be replaced.

                                       14.
                            ASSIGNMENT AND SUBLETTING

     14.1 Assignment and Subletting. OPERATOR shall not voluntarily assign its interest in this Lease or in the Premises, or any options contained in this Lease, or sublease all or any part of the Premises, or allow any other person or entity (except OPERATOR's authorized representatives) to occupy or use all or any part of the Premises, without first obtaining COUNTY's consent. Any assignment or sublease without COUNTY's consent shall be voidable and, at COUNTY's election, shall constitute a default. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section. No consent of the COUNTY shall be required for agreements with: (i) vendors and concessionaires; (ii) advertisers at the Premises; and (iii) booking and/or performance agreements with other presenters and/or entertainers. Further, OPERATOR may mortgage or encumber its interest in this Lease so long as the financing thereby secured is on commercially reasonable terms. Any transfer or change in ownership in a controlling interest in OPERATOR (constituting more than 50% of the outstanding capital stock of OPERATOR) shall constitute an assignment hereof unless such transfer is to another entity under the control of Zev Bufman and/or Blockbuster Entertainment Corporation. For purposes of this paragraph, Zev Bufman and/or Blockbuster Entertainment Corporation shall be deemed to be in control of another entity if either or both owns more than 50% of the voting equity interest in such entity. Notwithstanding the foregoing, OPERATOR shall have the right, without the COUNTY's consent, to assign this Lease to any parent, subsidiary, or affiliated corporation of OPERATOR, to any entity into which OPERATOR is merged or consolidated, or to any entity which acquires ownership or control of all or substantially all of the amphitheaters owned by Amphitheater Entertainment Corporation.

     14.2 Assignment of Rents. OPERATOR immediately and irrevocably assigns to COUNTY, as security for OPERATOR's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease, and COUNTY, as assignee of OPERATOR, or a receiver for OPERATOR appointed on COUNTY's application, may collect such rent and apply it toward OPERATOR's obligations under this Lease; except that, until the occurrence of an act of default by OPERATOR, OPERATOR shall have the right to collect such rent.

     14.3 Payments to COUNTY.

          (a) In the event OPERATOR assigns this Lease, or any option herein, fifty percent (50%) of any sums to be paid by an assignee to OPERATOR in consideration of the assignment of this Lease or any option herein shall be paid to COUNTY.

          (b) In the event OPERATOR subleases all or substantially all of the Premises for all or substantially all of the remaining term of this Lease, fifty percent (50%) of all rent received by OPERATOR from its subtenants in excess of the rent payable by OPERATOR to COUNTY under this Lease shall be paid to COUNTY. It is the intent of the parties in interpreting this subsection, that OPERATOR may enter into subleases and concession agreements with other parties to provide food, drink and other services and similar items without being subject to this subsection, but that OPERATOR is to remain the operator of the facility. Any subleases or concession agreements which, by themselves or in conjunction with other subleases or concession agreements, would effect a substantial change in the operator of the facility would be subject to this subsection.

          (c) In the event of such a sublease or assignment, any amount of the rent or assignment consideration which the OPERATOR reasonably proves is being paid as the return of capital expended by OPERATOR (e.g., the undepreciated portion of the value of any equipment or the unamortized portion of the OPERATOR's Fiscal Obligation actually paid to COUNTY under Section 3.9, OPERATOR'S Fiscal Obligation) shall not be counted as rent received or sums paid for the assignment of this Lease or any option. It is the intent of this Section to allow the COUNTY to share in the proceeds of any increase in value of the rights under the Lease itself and its options, and not to share in the OPERATOR's return of its capital. In any sublease or assignment of such Lease rights, the OPERATOR agrees to set a reasonable value on such rights under the Lease and its options.

     14.4 Requesting Consent. If OPERATOR requests COUNTY to consent to a proposed assignment or subletting for which consent of COUNTY is required pursuant to Section 14.1, OPERATOR shall pay to COUNTY, whether or not consent is ultimately given, COUNTY's reasonable costs incurred in connection with each such request, including, but not limited to, reasonable attorneys' fees.

     14.5 No Assignment by Operation of Law. No interest of OPERATOR in this Lease shall be assignable by operation of law (except that the transfer of this Lease by testacy or intestacy shall be considered a voluntary assignment). Each of the following acts shall be considered an involuntary assignment:

          (a) If OPERATOR is or becomes bankrupt or insolvent as defined in California Uniform Commercial Code Section 1201, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which OPERATOR is the bankrupt Party and such proceeding is not dismissed within ninety (90) calendar days;

          (b) If a writ of attachment or execution is levied on this Lease and remains undischarged and unbonded for a period of ninety (90) calendar days;

          (c) If, in any proceeding or action to which OPERATOR is a party, a receiver is appointed with authority to take possession of the Premises and such receiver remains undischarged and unbonded for a period of ninety (90) calendar days.

                                       15.
                        INCORPORATION OF PRIOR AGREEMENT

     15.1 Entire Agreement. This Lease, and the documents attached hereto or mentioned herein, contain all of the agreements of the Parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose.

                                       16.
                                   AMENDMENTS

     16.1 Amendments. No provision of this Lease may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successor in interest, expressing by its terms an intention to modify this Lease.

                                       17.
                             VIOLATION OF AGREEMENT

     17.1 Default and Right to Terminate.

          (a) If there should be any failure in payment by OPERATOR of the Annual Rent (Fixed Minimum Rent or Percentage of Net Ticket Sales Rent) Percentage of Excess Total Other Revenue, Park Amphitheater Fee, or Business License Tax provided herein, or in maintaining required insurance, COUNTY shall give OPERATOR notice to correct the insurance failure and/or pay within ten (10) days all sums due, owing and unpaid, and if such action is not made by OPERATOR within said ten (10) day period, the OPERATOR shall be in default and this Lease and the OPERATOR's rights hereunder shall at the option of the COUNTY forthwith be terminated and forfeited. Such election to terminate shall not be construed as a waiver of any claim the COUNTY may have against OPERATOR, consistent with such termination. If such a default shall continue for thirty (30) days, whether or not the COUNTY has taken any action to remove OPERATOR from the Premises, the default shall be considered a material default ("Material Default").

          (b) If OPERATOR should fail to perform, keep or observe any of the terms, conditions or covenants as set forth in this Lease, other than payments of rental and percentages as provided in Section 17.1(a), above, COUNTY shall give OPERATOR notice to correct the failure within thirty (30) days, and if such action is not made by OPERATOR within said thirty (30) day period, the OPERATOR shall be in default and this Lease and the OPERATOR's rights hereunder shall at the option of the COUNTY forthwith be terminated and forfeited. Such election to terminate shall not be construed as a waiver of any claim the COUNTY may have against OPERATOR, consistent with such termination. Except as provided in
Section 17.1(b)(1), below, if such a default shall continue for sixty (60) days, whether or not the COUNTY has taken any action to remove OPERATOR from the Premises, the default shall be considered a material default ("Material Default")

               (1) If, however, any failure is of such nature that it cannot be physically remedied within thirty (30) days, and if OPERATOR shall have commenced the elimination of such failure promptly after the receipt of such notice, and shall continuously and diligently proceed in good faith to eliminate such default, then the period for correction shall be extended for such length of time as is reasonably necessary to complete such correction.

          (c) Upon any termination of this Lease, OPERATOR covenants and agrees to surrender and to forfeit this Lease, and deliver up the Premises peaceably to the COUNTY immediately upon any such termination. If said OPERATOR shall remain in possession of said Premises after any termination of this Lease, said OPERATOR shall be deemed guilty of an unlawful detention of the Premises.

          (d) The receipt by the COUNTY of any rent or of any other sum of money paid by OPERATOR after any default, the termination and forfeiture of this Lease for any reason, or after the giving by COUNTY of any notice to effect such termination, shall not waive the default, reinstate, continue or extend the term of this Lease, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by COUNTY to the OPERATOR prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by COUNTY. Neither acceptance of the keys nor any other act of the COUNTY or its agents or employees during the term of this Lease shall be deemed to be an acceptance or a surrender of said Premises, excepting an agreement in writing signed by the COUNTY agreeing to accept such surrender.

     17.2 Termination for Criminal Conviction. COUNTY may give OPERATOR notice of termination of this Lease which maybe effective immediately and the COUNTY may pursue any and all avenues provided by law to obtain proper compensation for losses incurred or damages received should OPERATOR be found guilty of any felony criminal activity or other crime involving moral turpitude related directly or indirectly to the use of facilities or opportunities provided by this Lease; provided, however, that such termination shall not occur so long as OPERATOR may be appealing such conviction. In addition, County may terminate this Lease should any executive officer of OPERATOR be convicted of any felony or crime involving moral turpitude related, directly or indirectly, to the use of the facilities or opportunities provided hereunder unless, within 60 calendar days of learning of such conviction, OPERATOR terminates such officer or otherwise relieves him or her of all duties in connection herewith.

     17.3 Liability for Breach. Termination for default shall not excuse OPERATOR from any liability for breach of contract.

     17.4 Entry for Mitigation. In the event of default by OPERATOR occasioning subsequent entry by COUNTY, but with the intent that this Lease not be terminated, and after written notice of such entry and intent has been posted in or on the Premises, COUNTY's entry shall be deemed to be for the purpose of mitigating damages, and OPERATOR shall remain liable for the covenants and conditions of this Lease for the balance of the term hereof.

     17.5 COUNTY Defaults. Notwithstanding any other provision of this Lease to the contrary, the COUNTY shall not be deemed to be in default until thirty (30) days after notice of default is given by the OPERATOR to the COUNTY. If such default is a non-monetary default which cannot be cured within such thirty day period, the COUNTY shall not be deemed to be in default provided that, within such thirty (30) day period, the COUNTY shall commence and thereafter diligently prosecute efforts to cure the default.

                                       18.
                      CONDITIONS AND SURRENDER OF PROPERTY
                          AND TERMINATION OF AGREEMENT

     18.1 County Property. OPERATOR shall, upon termination for any reason, surrender the Premises and all fixed improvements in a condition equal to that described in the last inspection made prior to termination, reasonable wear and tear and damages from casualty and acts of God excepted.

      18.2 OPERATOR Property. OPERATOR further agrees, in addition to the above, upon termination for any reason, to remove all goods, chattels, fixtures and equipment belonging to OPERATOR from the Premises. Following the removal of such goods, chattels, fixtures, and equipment belonging to OPERATOR, OPERATOR shall repair any damage or injury to the said Premises or to any building, structure, or improvement located thereon, occasioned by installation or removal thereof. In the event that said goods, chattels, fixtures, and equipment are not removed within sixty (60) calendar days after the expiration of this Lease or its termination for any other reason, OPERATOR shall be deemed to have abandoned to COUNTY the facilities, equipment, fixtures, goods, chattels, and any other property not so removed, at option of COUNTY. If COUNTY enters the Premises but elects not to exercise its option of having said, property revert to COUNTY, COUNTY may remove the unclaimed property and dispose of it. OPERATOR shall pay to COUNTY the cost of such removal and disposal.

                                       19.
                                     NOTICES

      19.1 Notices. Any and all notices, demands, requests, consents, approvals, or other communications required or permitted to be given under this Lease or under the unlawful detainer statutes of California shall be given to the respective Parties in writing, personally or by registered or certified mail, postage prepaid or otherwise delivered as follows:

     (a) If to COUNTY:        E. Jay Ellington, Director
                              Regional Parks Department
                              825 East Third Street
                              San Bernardino, CA 92415-0833

         Copy to:             Rex A. Hinesley
                              Deputy County Counsel
                              385 North Arrowhead Ave., 4th Floor
                              San Bernardino, CA 92415-0140

     (b) If to OPERATOR:      Operating Manager
                              Glen Helen Blockbuster Amphitheater
                              Glen Helen Regional Park
                              2555 Devore Road
                              Devore, CA 92407

          Copies to:          Amphitheater Entertainment Corp.
                              Attn: Zev Bufman

                              And Attn: Joel  Arnold, General Counsel
                              2980 McFarlane Road
                              Miami, FL 33133

                  And:        Reid & Hellyer
                              Attn: Mark C. Edwards
                              P.O. Box 6086
                              San Bernardino, CA 92412

                  And:        Blockbuster Entertainment Corporation
                              200 S. Andrews Ave.
                              Fort Lauderdale, FL 33301
                              Attn:  Thomas W. Hawkins
                                     Associate General Counsel

or at such other address or to such other persons as either of the Parties may from time to time designate by written notice given as herein provided. The failure of either Party to give copies of any notices, etc., shall not invalidate a notice, etc., which is properly given to the Party's primary addressee. Any such notice shall be deemed to be given upon actual delivery to the Party to whom addressed, and the risk of non-delivery of such notice shall, at all times, rest with the Party giving notice.

                                       20.
                        EASEMENTS, TRUSTS AND WARRANTIES

      20.1 Existing Encumbrances. It is expressly understood and agreed that this Lease and all rights and privileges hereunder granted are subject to all easements and rights-of-way now existing in, to, under, or over the Premises for any purposes whatsoever. A full and complete list of all such easements and rights-of-way are set forth on Exhibit "K", Easements, Trusts and Warranties, attached hereto. OPERATOR covenants and agrees, any provision in this Lease to the contrary notwithstanding, that it will not use or permit the Premises to be used for any purpose inconsistent with any such grant, reservation, condition, lease, restriction and trust upon or under which said lands are held by COUNTY, the terms of which are hereby incorporated into this Lease as if set forth in full.

                                       21.
                                  MISCELLANEOUS

      21.1 Use of Name. The Premises shall be operated under the name: THE GLEN HELEN BLOCKBUSTER AMPHITHEATER. In the event the COUNTY determines any advertising, promotion, notices, or other forms of publicity with regard to operation of the Premises are in the reasonable determination of COUNTY, objectionable, COUNTY shall give notice to the OPERATOR. OPERATOR shall cease use of any such advertisements as soon as practicable after such notice. Such advertisements shall be deemed objectionable only if they vary materially in content and/or format from advertising and promotion for similar events presented at the Other Venues.

      21.2 Signs. County will permit, and will take all necessary actions to assist in obtaining applicable permits to place primary signs for the Premises at three locations: (a) The intersection of Devore Road and I-15; (b) The intersection of Devore Road and I-215; and (c) the main entrance to the Park on Devore Road. All such signs shall be easily visible to traffic on the adjacent roadway(s). Such signs, and all other signs placed on the Premises, must meet all applicable COUNTY sign ordinances. The main sign for the Premises at the entrance to the Park shall contain the following information in such lettering and of such size as to not interfere with the primary message of such sign: "An approved concession of the San Bernardino County Regional Parks Department." These signs shall include the Regional Parks Department logo. Notwithstanding the above, the COUNTY shall not be required to waive any rule or regulation to permit any sign.

      21.3 No Partnership. It is expressly understood and agreed that COUNTY does not, in any way nor for any purpose, become a partner, agent, principle of, or a joint venturer with OPERATOR by reason of any provision of this Lease.

      21.4 Binding Effect. Each and all of the covenants, conditions, and agreements herein contained shall, in accordance with the context, inure to the benefit of COUNTY and OPERATOR and apply to and bind COUNTY and OPERATOR, their respective heirs, legatees, devisees, executors, administrators, successors, agents, assignees, subtenants, concessionaires and licensees.

      21.5. Captions. The captions of articles and paragraphs of this Lease are for convenience only and do not in any way limit or amplify terms and provisions hereof.

      21.6 No Waiver. No wavier by COUNTY or OPERATOR at any time of any of the terms and conditions of this Lease shall be deemed to operate as a wavier at any time thereafter of the same or of any other terms or conditions contained herein or of the strict and timely performance of such terms and conditions.

      21.7 Regulations and Permits. OPERATOR shall conform to and abide by all rules and regulations relating to the operation herein authorized and shall be subject at all times to applicable rules, regulations, resolutions, ordinances, and statutes of the County of San Bernardino, State of California, the federal government, and all other governmental agencies where applicable; and where permits are required for such operations, the same must first be had and obtained from the regulating body having jurisdiction thereof, before such operation is undertaken. Except where specifically provided, OPERATOR understands and agrees that approval by COUNTY of this Lease does not in any way indicate that the COUNTY approves or shall be required to approve any license, permit or other approval, however denominated, required or desired by OPERATOR in order to perform under this Lease. In reviewing any such license, permit or other approval the COUNTY shall treat the OPERATOR the same as any similarly situated person.

      21.8 Common Areas. COUNTY, during the term of this Lease and any extension or renewals thereof, agrees to operate, maintain, and manage all roads, sidewalks, landscaping, drainage and lighting fixtures, restrooms, and common areas located in Glen Helen Regional Park in a first-class manner and to provide adequate security therefor. Such areas and facilities shall be maintained in reasonably good condition, however, the manner in which such areas and facilities shall be maintained, and the expenditures therefor shall be at the sole discretion of COUNTY; and the use of such areas and facilities shall be subject to such reasonable regulations as COUNTY shall make from time to time.

      21.9 Parking.

            (a) During its hours of operation, OPERATOR shall park its personal vehicles only in a designated parking lot or area on the Premises. All vehicles in the Park which are directed, controlled, driven or invited by OPERATOR shall travel, stop or park only on public roads or approved parking lots or areas except for the purpose of merchandise delivery during the hours of operation.

            (b) The Parking Areas under license shall include the parking areas to the west of the Premises designated as Unimproved Temporary Parking Area" and "Unimproved Parking (License Area)" on Exhibit "B", Areas Under License, under the following conditions:

                  (1) The two areas may not be used to park vehicles until two (2) hours prior to an event's published starting time.

                  (2) The Unimproved Temporary Parking Area may be used only on weekend dates (and Memorial Day) that the FAIRE, as defined in Section 21.10, Renaissance Pleasure Faire, is open to the public, and additionally for those OPERATOR events which are scheduled to be major events with over 40,000 expected attendance.

                  (3) The Unimproved Parking (License Area) may be used only until the FAIRE, as defined in Section 21.10, Renaissance Pleasure Faire, has completed its take down activities for the 1996 FAIRE, and additionally for those OPERATOR events which are scheduled to be major events with over 40,000 expected attendance.

            (c) Except as provided above in Subsection (b) and in Section 21.10, Renaissance Pleasure Faire, below, OPERATOR shall solely manage all Parking Areas during the period from five (5) hours preceding all events presented at the Premises by OPERATOR to three (3) hours following the end of such events. COUNTY shall be responsible for assuring that all Parking Areas are at least ninety-nine percent (99%) empty immediately prior to such periods of exclusive operation by OPERATOR. For any calendar day on which OPERATOR is conducting an event at the Premises, the OPERATOR shall be responsible for performing any dust control measures required by the CUP. The OPERATOR may charge and retain a reasonable parking fee for parking in the Parking Areas for all events presented at the Premises by OPERATOR.

      21.10 Renaissance Pleasure Faire.

            (a) OPERATOR acknowledges that COUNTY is a party to a license, dated January 22, 1990 with the Living History Centre on behalf of the Renaissance Pleasure Faire ("FAIRE"), which expires on or about June 30, 1996, a copy of which is attached hereto as Exhibit "L", Living History Centre-Renaissance Pleasure Faire License, and pursuant to which COUNTY has granted to the FAIRE certain specific rights with respect to hours of operation and parking facilities at the Park. OPERATOR acknowledges that from the commencement date hereof through the term of said license, COUNTY is obligated to honor the terms and conditions of said license. COUNTY represents that the FAIRE license has been or will be modified so as to require all FAIRE events open to the general public to end no later than 6 PM on OPERATOR event dates.

            (b) OPERATOR agrees that it shall:

                  (1) Take no action which OPERATOR knows or has reason to believe will violate the terms of the FAIRE license.

                  (2) Schedule no event to start before 8 PM on any weekend date and Memorial Day when the FAIRE is open to the public.

                  (3) Schedule no event on any weekend date and Memorial Day when the FAIRE is open to the public which would be in conflict with the attendance limitation requirements of Section 6.9, Environmental Requirements.

                  (4) Make no use of the Lakeside Area during the time the Lakeside Area is being used by the FAIRE or which is in conflict with the use of the Lakeside Area by the FAIRE.

                  (5) The OPERATOR shall coordinate the section of the Traffic Management Plan concerning the FAIRE with and obtain the agreement of the FAIRE to said section no later than January 1, 1994 or such later date (as determined by the FAIRE) which is in sufficient time for the 1994 FAIRE schedule of operations. The COUNTY agrees to use its best efforts to facilitate the agreement of the FAIRE to said section of the Traffic Management Plan. The COUNTY also agrees to use its best efforts to enforce the FAIRE's agreement not to unreasonably withhold, condition or delay its approval of the section of the Traffic Management Plan concerning the FAIRE in the event the COUNTY determines the FAIRE is unreasonably withholding, conditioning or delaying its approval of the section of the Traffic Management Plan concerning the FAIRE and the OPERATOR has been reasonable in its attempts to obtain the FAIRE's approval.

                  (6) Allow up to four (4) FAIRE campsites (which will use less than twenty (20) parking spaces) in each of Parking Lots 3 & 4, as shown on Exhibit "B", Areas Under License.

            (c) Except as required by Paragraph 25, NONCOMPETITION AND SCHEDULING OF OTHER EVENTS, of Exhibit "L", Living History Centre-Renaissance Pleasure Faire License, COUNTY agrees that upon termination of the FAIRE license, which will not be extended beyond its current term without the consent of OPERATOR, the COUNTY shall request OPERATOR input for any extension, renewal or new license with the FAIRE, or any successor thereto, or any other operator with a similar or related business desiring to operate in any area of the Park contiguous to the Premises or any of the Parking Areas, or any activity that would reduce the OPERATOR's maximum permitted capacity per any event.

      21.11 Lakeside Area. The OPERATOR's license to use the Lakeside Area is subject to the conditions set forth in this Section and in Section 21.10, Renaissance Pleasure Faire, above. On the date the FAIRE has completed its take down activities for the 1996 FAIRE, the OPERATOR's license to use the Lakeside Area shall expire. After the OPERATOR's license has expired, the OPERATOR may request in writing to the Director to use the Lakeside Area for not more than three (3) days at a time. The Director will grant the OPERATOR permission to use the Lakeside Area for not more than said three (3) days unless the FAIRE has obtained the right to use the Lakeside Area under the provisions of Paragraph 25, NONCOMPETITION AND SCHEDULING OF OTHER EVENTS, of Exhibit "L", Living History Centre-Renaissance Pleasure Faire License. In the event permission to use the Lakeside Area is granted to OPERATOR, the Lakeside Area must remain open to the general public except from five (5) hours before the scheduled starting time to three (3) hours after the end of an OPERATOR event on the Premises. Additionally, on January 1, 1998, the Parties agree that portion of the Lakeside Area shown on Exhibit "B" as "Lakeside Premises Area" shall be added to the Premises under this Lease. After the Lakeside Premises Area is added to the Premises, the remaining area of the Lakeside Area shall come under license to the OPERATOR, and the remaining Lakeside Area must continue to remain open to the general public except as set forth above.

      21.12 Health Certificate. OPERATOR shall employ no person in a position involving preparation or serving of food or direct contact with members of the public unless such person has a current Food Industry Retail Training (FIRST) card on file with the Regional Parks Department. OPERATOR shall provide the Director with certificates on each employee indicating freedom from communicable tuberculosis as required by Section 5163 of the Public Resources Code.

      21.13 Designee. The Director of the Regional Parks Department or its designee shall be responsible for the enforcement of this Lease on behalf of COUNTY, which responsibilities include, but are not limited to, the approval of the plans and specifications for the Regional Parks Department (does not eliminate approval by other governmental agencies), and other duties set forth in this Lease.

      21.14 Time of Essence. Except as otherwise specifically provided, time is of the essence of each provision of this Lease which specifies a time within which performance is to occur. In the absence of any specified time for performance, performance may be made within a reasonable time. Additionally, except as otherwise specifically provided, anytime a provision states a time in days, the days shall be COUNTY business days and not calendar days.

      21.1 Provisions are Covenants and Conditions. All provisions, whether covenants or conditions, on the part of either Party shall be deemed to be both covenants and conditions.

      21.16 Exhibits. The following exhibits (and the Attachments to the exhibits) referred to elsewhere in the Lease are attached to this Lease and incorporated by this reference:

            Exhibit "A" - Legal Description and Layout Plan of Premises. Exhibit "B" - Areas Under License
            Exhibit "C" - Letter of Credit
            Exhibit "D" - Prepaid Necessary Costs
            Exhibit "E" - Construction  of  Project
               Attachment "1" - Work Schedule
               Attachment "2" - Construction Budget
            Exhibit "F" - Park Regulations
            Exhibit "G" - Affirmative Action Program Compliance
                           Certification
            Exhibit "H" - San Bernardino County Affirmative Action
                            Plan
            Exhibit "I" - Revenue Report
            Exhibit "J" - Inspection Report
            Exhibit "K" - Easements, Trusts and Warranties
            Exhibit "L" - Living History Centre-Renaissance Pleasure
                            Faire License

      21.17 Consent. Whenever consent or approval of either Party is required, except where expressly stated otherwise, the consent or approval of that Party shall be in writing and shall not be unreasonably withheld, conditioned or delayed.

      21.18 Lease Interpretation. The language of this Lease has been reviewed and approved by representatives and counsel for each Party to this Lease. The language contained herein shall be construed as a whole according to its fair meaning, and neither Party nor its representatives or counsel shall be deemed the drafter of this Lease or any part hereof for the purposes of any litigation which may arise hereafter between the Parties.

      21.19 Jury Trial Waiver. OPERATOR and COUNTY hereby waive their respective right to trial by jury or any cause of action, claim, counterclaim or cross-complaint in any action, proceeding, and/or hearing brought by either OPERATOR against COUNTY or COUNTY against OPERATOR or any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of OPERATOR and COUNTY, OPERATOR'S use of occupancy of the Premises or any part of the Park, or any claim or injury or damage or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

      21.20 Attorneys' Fees. If any legal action is instituted to enforce or declare any Party's rights hereunder, each Party shall bear its own costs or attorneys' fees.

      21.21 Arbitration. Except for those limited areas where specifically provided in the Lease, arbitration shall not be used to decide any point or controversy between the Parties to this Lease.

            (a) When arbitration is specifically provided for in this Lease, the arbitration shall be binding and shall be conducted pursuant to the California Arbitration Act, California Code of Civil Procedure Section 1290 et seq. Such arbitration shall be conducted in the City of San Bernardino, State of California. Notwithstanding anything in the California Arbitration Act to the contrary, each Party shall bear its own costs, including attorney's fees, for any arbitration.

      21.22 Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California.

      21.23 Severance. If any provision of this lease is determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this lease, and all such other provisions shall remain in full force and effect. It is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

      21.24 Survival. The obligations of the parties which, by their nature, continue beyond the term of this lease, will survive the termination of this lease.

      IN WITNESS WHEREOF, the Parties hereto have caused their respective names to be hereunto subscribed by their respective proper officer thereunto duly authorized.

     "COUNTY"                                     "OPERATOR"

COUNTY OF SAN BERNARDINO,                    AMPHITHEATER ENTERTAINMENT CORP.,
a political subdivision of                   a Florida corporation
the State of California


By: /s/ Larry Walker                         By: /s/ Zev Bufman
    ----------------------------                 ----------------------------
    Chairman, Board of                           Zev Bufman, President
    Supervisors

Date: OCT 19 1992                            And: /s/ [Illegible]
      --------------------------                 ----------------------------
                         92-1023                  Secretary

                                             Date: OCT 19 1992
                                                   --------------------------

Signed and certified that a copy
of this document has been
delivered to the
Chairman of the Board.

EARLENE SPROAT
Clerk of the Board of Supervisors            [SEAL]
of the County of San Bernardino

By: /s/ Mary Louise Levasio
    ----------------------------
             Deputy

Date: OCT 19 1992
      --------------------------

APPROVED AS TO FORM

ALAN K. MARKS, County Counsel
San Bernardino County, California

By: /s/ [Illegible]
    ----------------------------
             Deputy

Date: [Illegible]
      --------------------------

                               [GRAPHIC OMITTED]

                               LEGAL DESCRIPTION
                                      AND
                           LAYOUT OF PLAN OF PREMISES
                                   EXHIBIT A

NOTES:
BASIS OF BEARINGS IS BETWEEN RANCHO
CORNERS M-8 AND M-9 AS SHOWN
ON RS 25/17. SAID BEARNG BEING N'13'15"E

                               [GRAPHIC OMITTED]

                              AREAS UNDER LICENSE
                                   EXHIBIT B
                                  PAGE 1 OF 3

NOTE:  THERE IS NO PARKING LOT 5

                               [GRAPHIC OMITTED]

                             TEMPORARY PARKING AREA
                             AND UNIMPROVED PARKING
                                 UNDER LICENSE
                            EXHIBIT B - PAGE 2 OF 3

                               [GRAPHIC OMITTED]

                                 LAKESIDE AREA
                             EXHIBIT B - PAGE 3 OF 3

                                  EXHIBIT "C"

_____________________, 1992

IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________________

BENEFICIARY:   County of San Bernardino

PRINCIPAL
APPLICANT:    Amphitheater Entertainment Corporation
               ("Principal")

AMOUNT:        $4,000,000.00

Ladies and Gentlemen:

We open and establish this, our Irrevocable Standby Letter of Credit, at the request of Principal and for the benefit of the Beneficiary, for a sum not exceeding Four Million Dollars ($4,000,000.00) in the aggregate, which is available by one or more sight drafts drawn by the Beneficiary on Continental Bank ("Bank") bearing the notation "Draws Under Continental Bank Irrevocable Standby Letter of Credit Number ___________ " ("Draft") and upon compliance with all the terms and conditions of this Letter of Credit.

This Letter of Credit can be drawn upon during the time period commencing on the date hereof and expiring on May 1, 1993.

We hereby irrevocably authorize you to draw on us by one or more Drafts, accompanied by:

      1. The original of this Letter of Credit; and

      2. The Beneficiary's written statement, signed by the Director of the Beneficiary's Regional Parks Department, certifying that: (i) Amphitheater Entertainment Corporation is in breach of its obligations under Section 3.10, OPERATOR's Fiscal Obligations, of that certain Lease dated October 19, 1992, and entered into by and between the Principal and the Beneficiary (the "Lease") to contribute an aggregate sum of $4,000,000.00 toward the cost of the Project (as that term is defined in the Lease); (ii) demand for performance has been made; and (iii) after such demand, Amphitheater Entertainment Corporation remains in breach of such obligation. Such statement shall further set forth the dollar amount of the obligation to which Amphitheater Entertainment Corporation is in breach, which amount shall be equal to or in excess of the amount of the Draft accompanying such statement.

Letter of Credit
_____________________, 1992
Page 2

      We hereby agree that one or more Drafts, accompanied by the requisite documents, drawn under and in strict compliance with the terms of this Letter of Credit and in an aggregate amount not exceeding the amount of this Letter of Credit set forth above will be duly honored prior to the close of business on or before the third banking day following delivery of such Drafts and documents during our regular business hours to our corporate headquarters in Chicago, Illinois, or at such other address as we have designated in a writing delivered to you on or before the date of such delivery.

      If requested by you, payment under this Letter of Credit may be made at your expense by wire transfer to an account designated by you or by deposit into an account designated by you.

      This Letter of Credit shall have the term set forth above. Notwithstanding the preceding sentence, however, this Letter of Credit will expire on the date we pay a Draft which, combined with Drafts previously paid by us pursuant hereto, equals the amount of this Letter of Credit or, if sooner, the expiry date set forth above.

      This Letter of Credit is non-transferable.

      This Letter of Credit sets forth our full understanding and shall not in any way be modified, amended, amplified, or limited by any document, instrument or agreement referred to herein. We are not a party to, nor bound by, the terms of any other agreement between the Beneficiary and the Principal, alone or together with any other parties.

      This credit is issued subject to, and shall be governed by, the Uniform Commercial Code of the State of California and, unless in conflict therewith, the Uniform Customs and Practices for Documentary Credits (1983 Revision), the International Chamber of Commerce Publication No. 400.

CONTINENTAL BANK N.A.

By:_________________________________
Name:_______________________________
Title:______________________________

a:credit.eje

                                  Exhibit "D"

                             PREPAID NECESSARY COSTS

1.     TOM DODSON & ASSOCIATES     -    ENVIRONMENTAL

2.     BARTON-ASCHMAN              -    TRAFFIC

3.     GARY RASSMUSSEN & ASSOC.    -    GEOTECHNICAL

4.     LUDWIG ENGINEERING          -    CIVIL ENGINEERING

5.     REID & HELLYER              -    LEGAL

6.     DROWN-BUNTIN/JAFFE          -    ACOUSTICAL

7.     TIERRA MADRE                -    BIOLOGICAL

8.     PRICE WATERHOUSE            -    FEASIBILITY STUDY

9.     A.E.C.                      -    SCOPE DOCUMENTS, PRE DESIGN,
                                        ARCHITECTURAL,
                                        SITE PLANNING, ETC.
                                        OUTSIDE CONSULTING
EJE:RD

A:EXHIBITD.EJE

                                   EXHIBIT "E"

                             Construction of Project

                                I. GENERAL TERMS

      1.1 Project. The "Project" is comprised of an amphitheater, which will be built in two stages as herein described, and all on and offsite improvements to the Park to allow and/or aid in the construction and/or operation of the amphitheater, including water, sewer and sanitary service, and the parking, street and freeway access improvements described as "Infrastructure" in Section
2.6.4 herein.

            (a) The Project shall otherwise be constructed in accordance with the scope of development of each phase as set forth herein. COUNTY covenants to commence and thereafter diligently proceed with construction of the Project in order to meet the time schedule of work performance attached hereto as Attachment "1" (the "Work Schedule").

      1.2 Site. The amphitheater will be built on the Premises. The site of the facility within the Park is generally set forth on Exhibit "A", Legal Description and Layout Plan of Premises, of the Lease.

                            II. PROJECT CONSTRUCTION

      2.1 Project Construction. The COUNTY shall construct the Project in two phases. Those phases are described as follows:

            (a) Phase I. Phase I shall involve the construction of the amphitheater on the Premises with a maximum audience capacity of 16,800 (10,060 fixed seats, 6,740 lawn seating) including the stage, stage building, entrance, and patio facilities, and restroom, concession, and related facilities, as well as all related furniture, fixtures and equipment including, but not limited to, signs, seats and lighting, sound and stage equipment. Phase I shall additionally include all sewer, sanitary, water, electrical, telephone, and gas service improvements as are necessary to service the Project after completion of all phases of improvements. Phase I shall also include all CUP requirements for Phase I of the CUP.

            (b) Phase II. Phase II shall involve the construction of an interchange at I-15 and Devore Road, expansion of the amphitheater to a total audience capacity of 65,000 (10,060 fixed seats; 54,940 lawn seating), along with expansion of sites for OPERATOR to locate its portable restrooms, concession and parking areas, and other facilities to accommodate the increased capacity, and shall include all CUP requirements for Phase II of the CUP.

      2.2 Design. COUNTY recognizes and acknowledges OPERATOR's expertise and experience with respect to the development, construction and operation of amphitheaters and like facilities. Accordingly, it is agreed that OPERATOR will provide input to and advise the COUNTY with respect to all design concepts, plans and specifications, utilization of site and parking facilities, selection of consultants, materials and equipment, and all other decisions necessary to achieve completion of a fully functional amphitheater within the Construction Budget and Schedule of Performance. Where COUNTY determines not to comply with the recommendations of OPERATOR, COUNTY shall so advise OPERATOR with respect thereto.

      2.3 Project Construction Budget. COUNTY and OPERATOR have jointly prepared a budget for construction of both phases of the Project, attached hereto as Attachment "2", (the "Construction Budget"). Such Construction Budget was prepared in order to keep construction costs within the Fifteen Million Dollars ($15,O00,000.OO) funding available to the COUNTY for the Project. The Construction Budget includes all costs associated with the design, Premises preparation, and construction of the Project including all costs for such items as fees, consultants, studies, permits and other soft costs as well as all hard costs of construction of the Project, furniture, fixtures and equipment costs, as set forth in the Construction Budget. The Construction Budget additionally contains a reserve for contingencies and additions of not less than five percent (5%).

      2.4 Construction Administration.

            2.4.1 The COUNTY shall deliver or cause the Contractor to deliver copies of all plans, specifications, all change orders and all other material documents regarding the Project to both OPERATOR and COUNTY. The COUNTY and OPERATOR shall review such documents and after input by OPERATOR, COUNTY shall approve such documents and/or all changes thereto.

            2.4.2 The COUNTY shall, based upon the approved design plans and specifications, "fast track" bids for construction of the Project whenever possible; provided, however, that separate bids may be sought for each phase of the Project as described in Section 2.1 above, and/or for separate portions of a single phase. All bidding procedures shall be conducted in conformity with applicable State law and COUNTY ordinances. The COUNTY shall, after notice to OPERATOR, award a construction contract or contracts to the successful bidder(s). All such procedures, as well as all other obligations of the parties hereunder, shall be conducted pursuant to the Schedule of Performance.

            2.4.3 The COUNTY shall establish a construction management team (the "Construction Management Team"). The Construction Management Team shall be composed of the "COUNTY" representatives from CAO, A&E, and Regional Parks and, in addition, up to two (2) persons as OPERATOR shall determine to represent it on such Team.

            2.4.4 The COUNTY shall, in consultation with OPERATOR as set forth in Section 2.2 hereinabove, administer and supervise all construction activities and authorize construction draws and other payment pursuant to the construction contract(s) and in consideration of the Construction Budget. The COUNTY and OPERATOR shall use their best efforts to provide for development and construction of the Project on an accelerated basis. In conjunction therewith, the COUNTY shall appoint an internal project coordinator to facilitate and accelerate COUNTY processing and all other COUNTY aspects of development of the Project.


            2.4.5 During the construction of the Project, and all phases thereof, OPERATOR shall have the right to:

                  (i) Except in emergencies, receive adequate notice of and attend meetings of the COUNTY and the Contractor, contractors, engineers, and consultants, as well as all meetings involving governmental agencies having jurisdiction over the Premises and/or the Project;

                  (ii) Review the Premises during construction, provided, however, that such review shall not constitute acceptance of any work by OPERATOR, or subject OPERATOR to any liability relative to such work.

            2.4.7 OPERATOR shall be responsible, pursuant to section 2.2 hereinabove, for the selection of all furniture, fixtures, signs, seats, lighting, sound and stage and all other equipment for use on or with respect to the Project. OPERATOR shall conduct its duties in selecting and approving such equipment without compensation; provided, however, that the cost of purchase and installation of all such furniture, fixtures and equipment shall be made out of the Construction Budget, and OPERATOR shall not be responsible for the cost thereof.

            2.4.8 The COUNTY and OPERATOR shall meet and consult with each other at least once each week during the term hereof. Such meetings shall be held, without notice, on each Tuesday at 9:00 a.m. at Glen Helen Conference Center. The parties recognize and acknowledge that during certain stages of construction, meetings will be required with greater frequency. Therefore, either party may schedule a special meeting for any purpose reasonably related hereto by giving reasonable advance notice to the other party, which notice may be given by telephone or fax.

      2.5 Government Approvals. In connection with the development of the Project on the Premises and as part of the cost of the Project included in the Construction Budget, the COUNTY shall secure and maintain, in an expeditious manner, all necessary governmental approvals, consents, permits, licenses, authorizations, rights-of-way and easements as are reasonably necessary or desirable for development and construction of the

Project. COUNTY shall use its best efforts to obtain the foregoing in the most expeditious manner possible and in compliance with the Schedule of Performance.

      2.6 Change Orders.

            2.6.1 All change orders or request for change orders shall be of two types:

                  (i) Necessary Changes. Those changes which, although not contemplated by the applicable construction contract, are required to assure the structural or engineering strength and integrity of the Project, or any portion thereof.

                  (ii) Elective Changes. All changes other than Necessary
      Changes.

            2.6.2 All requests for change orders for Necessary Changes shall be submitted to COUNTY and OPERATOR for review and COUNTY approval.

            2.6.3 Upon receipt of any requests for a change order for Elective Changes, such request shall be delivered to OPERATOR and to COUNTY. COUNTY and OPERATOR shall jointly meet within three (3) COUNTY business days of receipt and determine whether or not to proceed with such Elective Change(s). Elective Changes shall be made only upon the approval of COUNTY and OPERATOR and if funding is provided for within the Construction Budget contingencies.

            2.6.4 Notwithstanding anything contained herein to the contrary, in the event of any change orders with regard to the (i) construction of the interchange at I-15 and Devore Road; (ii) the construction of the two lane, secondary, park-use only road; (iii) widening of Devore Road; (iv) bringing all utility services to the Premises; or (v) improvement and expansion of parking facilities at Glen Helen (collectively the "Infrastructure"), the COUNTY alone shall have the authority to approve such change orders whether the change orders constitute Necessary Changes or Elective Changes.

      2.7 Ownership of Project. Notwithstanding anything contained herein to the contrary, the Project and all portions thereof will be owned by the COUNTY. OPERATOR's rights therein shall be limited to the rights specifically set forth in the Lease.

                             III. FISCAL OBLIGATIONS

      3.1 Total Project Cost. OPERATOR and COUNTY shall cooperate and use their best efforts to limit the total cost of the Project, including the cost of all Necessary and Elective Changes, at or below Fifteen Million Dollars ($15,000,O0O.O0).

      3.2 COUNTY's Fiscal Contributions. (a) The COUNTY shall pay up to Fifteen Million Dollars ($15,000,OO0.O0) for the cost of development and construction of the Project. Such $15,000,000.00 shall be disbursed by the COUNTY at such times as are necessary to construct the Project in accordance with the Schedule of Performance or sooner if needed to meet an accelerated schedule of construction.

      (b) In addition, The COUNTY will analyze, review, and research all existing and approved COUNTY improvements and construction budgets and plans relating to water, sewer, roads, park and other COUNTY departments to ascertain the availability of funds and other resources that could be used or accelerated for the benefit of, and without additional expenditures out of the Construction Budget for the Project.

      (c) Notwithstanding the foregoing, in the event that the cost of the Project is less than $15,000,O00.0O, the COUNTY's obligation pursuant to this Section shall be reduced by the difference between $15,000,000.00 and the actual cost of the Project, and OPERATOR shall continue to be obligated to contribute its entire fiscal obligation as set forth in Section 3.9 of the Lease.

====================================================================================================================================
EXHIBIT "E"                      Glen Helen Regional Park Amphitheater                              attachment 1
                                   Design/Build - Proposed Schedule
                      County of San Bernardino - Architecture Engineering Department
------------------------------------------------------------------------------------------------------------------------------------
                                                Qtr 4, 1992  Qtr 1, 1993  Qtr 2, 1993  Qtr 3, 1993  Qtr 4, 1993  Qtr 1, 19
ID   Name                   Duration  Start     Oct Nov Dec  Jan Feb Mar  Apr May Jun  Jul Aug Sep  Oct Nov Dec  Jan Feb
1   B.O.S. Approval             Od    10/19/92
2   Pre Con. Meeting            Od    10/23/92
3   Notice to Proceed           Od    10/23/92
4   Completion               253.38ed 10/23/92
5     C.D. Prep                10w    10/23/92              [GRAPHIC OMITTED]
6     Plan check                5w    1/1/93
7     Construction             20w    2/5/93
8     Fine Grading            173ed   10/23/92
9     Beverage Concession      222ed  10/23/92
10    Substantial Completion   Od     6/24/93
11    Punch List               2w     6/21/93
12    Project Completion       Od     7/3/93
13  B.O.S. Acceptance          Od     7/12/93
------------------------------------------------------------------------------------------------------------------------------------

Date: 9/30/92       Critical ---------     Progress ---------  Summary ---------
Project#: 20450     Noncritical ---------  Milestone
====================================================================================================================================

                                   EXHIBIT "E"

                                  ATTACHMENT 2

                               CONSTRUCTION BUDGET

                      GLEN HELEN REGIONAL PARK AMPHITHEATER

                                 COST ESTIMATES

Amphitheater ...................   5,900,000
F, F & E .......................   2,169,000
Landscaping & Irrigation .......     300,000
Geo Tech ........................     40,000
Inspection & Testing ...........     100,000
Project Admin ..................     100,000
Contingency ....................     500,000
                                   ---------

                                                   9,109,000

Site Paving ....................      70,000
Backroad .......................     250,000
Electrical .....................      50,000
Sewer & Water ..................     350,000
Signage ........................     168,000
Lighting .......................     300,000
Freeway Interchange ............   1,600,000
Devore Road ....................   1,775,000
Contingency ....................     735,000
                                   ---------
                                                   5,298,000

Fencing ........................      43,000
Sound System ...................      50,000
                                   ---------
                                                      93,000

Project Prepaid Necessary Cost                       500,000
                                                  ----------

                                                  15,000,000
                                                  ==========

EXHIBIT "F"
                              San Bernardino County

[LOGO]                      Regional Parks Department                     [LOGO]

                                   PARK RULES

In accordance with Ordinance No. 3254, Chapter 3, Section 28.033(a) of the County of San Bernardino, the following rules have been established for your safe, healthful, and convenient use of the County's Regional Parks.

1. To gain entrance into the park, all entrance fees shall be paid by park visitor.

2. No person may enter the park after having been denied entry or having their permit revoked by Regional Parks staff.

3. Dogs must be on a 6' leash or confined at all times. Leashes shall not be tied or attached to any tree or shrub. Proof of current vaccinations may be required.

4.    Vicious animals are not allowed on any park.

5. All vehicles and drivers must be legally licensed and have liability insurance in amounts specified by California Law. Proof of insurance may be required before admittance to the park.

6. All motor driven vehicles and bicycles must observe posted speed limits, remain on roadway or designated bicycle pathways, and park only in designated areas.

7. Camping, fishing, swimming, horseback riding, and picnicking are permitted in designated areas only.

8. Campfires are permitted only in stoves or provided barbecues and campfire rings.

9.    Checkout time for campers is 3:00 p.m.

10.   There is a fourteen (14) day limit for overnight camping in any thirty
      (30) day period at any Regional Park, except designated areas. At least one person in a camp site must be 16 years of age or older.

11. Quiet time for the campground is from 10:00 p.m. to 7:00 a.m., however, no loud noises, loud talking, generators, radio or television capable of disturbing other campers in any manner, shall be permitted at any time.

12.   Persons shall not remove, destroy, or mutilate any park property.

13.   Trash receptacles must be used at all times.

14. A California State fishing license is required for all fishing and must be shown to a Park employee upon request. A five (5) fish limit is imposed on all species of fish except crappie, bullhead catfish, carp, and blue gill on which there is no limit. Fishing is allowed in designated areas and only during the established park hours.

l5. Fireworks and firearms are prohibited on all parks except as permitted under the rules for the Prado Tiro Shooting Range.

16. Private boats meeting departmental policies and rafts may be launched at Moabi Regional Park, Lake Gregory Regional Park, and Prado Regional Park only. Private boats must meet Coast Guard regulations and have flotation devices for each occupant (Type II or III).

17. Personal flotation devices will be available for use by the public at no charge every day designated lifeguarded swimming facilities or Regional Parks operated boat rental areas are in operation. No other privately owned flotation device or life jacket will be allowed to be used in these facilities.

18. Children, eight (8) years of age and under, must be accompanied by a person sixteen (16) years of age or older, at all times.

19. Soliciting, selling, peddling of goods or a distribution of circulars is not permitted.

20. Radio and remote controlled boats are allowed in designated areas only and operators must have liability insurance in the amount established by County. A boat capable of retrieving broken boats is necessary when operating this type of equipment.

21. All rental boats must be operated in a safe manner and in accordance with posted and/or written rules. Flotation devices, as provided by County for rental boats, must be used by all persons twelve (12) years of age and under. All persons over twelve (12) years of age shall have a Coast Guard approved personal flotation device at all times while using pedalboats, aquacycles, rowboats, motorized boats, or other water crafts on any Regional Park lake or waterway.

NOTE: The County reserves the right to make such other and further reasonable rules as in its judgment may from time to time be necessary for the safety, care and cleanliness of the premises, and for the preservation of good order. Any breach of the above rules may result in your removal from the park.

APPROVED:

San Bernardino County Board of Supervisors - July 18, 1988

                               ORDINANCE NO. 3254

AN ORDINANCE OF THE COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AMENDING
   CHAPTER 3 OF DIVISION 8 OF TITLE 2 OF THE SAN BERNARDINO COUNTY CODE RELATING TO THE USE OF REGIONAL PARKS.

      The Board of Supervisors of the County of San Bernardino, State of California, ordains as follows:

      SECTION 1. Chapter 3 of Division 8 of Title 2 of the San Bernardino County Code is hereby amended in its entirety to read as follows:

                                    Chapter 3
                      SAN BERNARDINO COUNTY REGIONAL PARKS

Sections:

     28.031 Scope.
     28.032 Definitions.
     28.033 Authority of Director and Park Rangers.
     28.034 Boating and Waterways.
     28.035 Permit Required.
     28.036 Vehicle Use.
     28.037 General Use Regulations.
     28.038 Denial of Entry.

28.031 Scope.

      (a) The provisions of this Chapter shall be applicable to all Regional Parks owned or operated by the County of San Bernardino. Each Regional Park shall be conducted as a public facility for recreational use and associated activities, and shall be open for public use between the hours of daybreak and dusk, or as posted, unless otherwise restricted by the Director or as specified by an agreement approved by the Board of Supervisors.

      (b) These provisions are not intended to amend, modify, or supersede any provisions of federal or state law, or any specific contractual agreement of the County with which they may conflict, provided that these provisions shall be interpreted, insofar as is possible, in such manner that no conflict shall exist.

      (c) Nothing contained in this Chapter shall make it a violation for County employees to perform work on Regional Parks at the time and in the manner assigned by the Director.

28.032 Definitions.

      As used in this chapter, the following definitions apply:

      (a) "Park" or "Regional Park" means each Regional Park owned or operated by the County of San Bernardino, except when otherwise specifically noted. It includes all property within the boundaries of the park.

      (b) "Board" means the Board of Supervisors of the County of San
Bernardino.

      (c) ""Director" means the Director of the Regional Parks Department of the Environmental Public Works Agency of the County of San Bernardino.

      (d) "Person" means any individual, firm, co-partnership, corporation, company, association, organization, joint stock association or body politic; and includes any trustee, receiver, assignee or other similar representative thereof.

      (e) "Park Ranger" or "Ranger" shall be deemed to mean and include the Director and any Regional Parks Department employee or appointed by the Director.

      (f) "Department" means the Regional Parks Department of the Environmental Public Works Agency of the County of San Bernardino.

      (g) "Alcoholic Beverage" includes alcohol, spirits, liquor, wine, beer and every liquid or solid which contains one-half of one percent or more of alcohol by volume and which may be consumed either alone or when mixed, diluted or combined with other substances.

28.033 Authority of Director and Park Rangers.

      (a) The Director shall have the authority to establish policies, rules, orders and directives which are not inconsistent with this Chapter. The Director is empowered to post signs or employ other markings at any Park which state or apply this chapter and any policies, rules, orders, or directives adopted pursuant to this chapter.

      (b) The Director and any Park Ranger is empowered to revoke the permit of any person who violates any provision of this chapter, orders, or any rules or directives adopted pursuant to this chapter.

28.034 Boating and Waterways.

      (a) Inflatable boats, inner tubes, or rubber rafts are not allowed on Regional Park lakes, except as designated.

      (b) Boats shall be operated and docked only in designated areas. Motorized boats with gas engines are not permitted at any Regional Park lake, except within the Moabi Regional Park marina. Motorized boats shall not exceed speed in excess of five (5) miles per hour.

      (c) All persons twelve (12) years of age and under shall wear a Coast Guard-approved vest-type personal flotation device at all times while using pedalboats, aquacycles, rowboats, motorized boats or other water crafts on any Regional Park lake or waterway. All persons over twelve (12) years of age shall have a Coast Guard-approved personal flotation device at all times while using pedalboats, aquacycles, rowboats, motorized boats, or other water crafts on any Regional Park lake or waterway.

28.035 Permit Required.

      (a) No person shall enter any Regional Park, operate any boat or vehicle therein, camp, picnic, ride horseback, swim, hike, or build or maintain a campfire therein, without first obtaining from the County a permit to do so and paying any fee as may be established from time to time by the Board of Supervisors.

      (b) Any permit issued pursuant to subsection (a) of this section may be revoked at any time without refund of any fee paid, for any violation of this chapter, any rules, orders or directives adopted pursuant to this chapter, or of other applicable local, State, or Federal law.

      (c) Any person whose permit has been revoked by the Director or any Park Ranger shall immediately leave the Park and shall not return to the same Park for the remainder of the calendar day.

28.036 Vehicle Use.

      No person shall, within any Regional Park:

      (a) Operate any vehicle at a speed in excess of the posted speed limit, or operate any vehicle except upon established public roads and within parking lots, unless otherwise approved by the Director.

      (b) Operate any motor vehicle without a muffler system conforming to the provisions of the California Vehicle Code.

      (c) Cause or permit any vehicle to occupy or be parked in a campsite except as authorized by the Director.

      (d) Park and leave unattended any vehicle in areas that those designated for parking. Vehicles left unattended in areas not so designated, or in other areas without permission, may be towed away and stored by the County and said removal and storage costs shall be charged to and paid by the owner prior to release.

      (e) Operate an off-road vehicle except in designated areas established by the Director.

      (f) Ride a bicycle except on the designated roadways, parking lots, or bicycle paths within the park.

23.037 General Use Regulations.

      No person shall, without permission of the County, within a Region Park:

      (a) Camp, picnic, hike, fish, swim, or build or maintain a fire, campfire, flame burning device used for any reason whatsoever, or engage in any activity except in areas specifically designed for that purpose.

      (b) Camp or occupy a campsite for more than fourteen (14) days in any thirty (30) day calendar period at any Regional Park, except designated areas.

      (c) Occupy any designated campsite with the occupants of more than one (1) vehicle, which in no circumstances shall exceed a total of six (6) persons at any campsite without an additional permit, except designated group camp sites.

      (d) Occupy any designated campsite unless at least one person in the campsite group is 18 years of age or older.

      (e) Fish, without possessing and displaying to any Park Ranger upon request, a valid California State fishing license.

      (f) Fish, except in designated areas and only during the established park hours.

      (g) Leave unattended any child, eight (8) years of age or under, unless such child is accompanied by a person sixteen (16) years of age or older.

      (h) Pick flowers, foliage, berries or fruits, or cut, break, dig up, or in any way mutilate or injury any tree, shrub, plant, fern, grass, turf, fence, structure or any other object.

      (i) Cut, carve, paint, mark, paste or fasten on any tree, fence, wall, building, monument or other object, any bill, advertisement, or inscription.

      (j) Dig up or remove any dirt, stones, rocks, or other substance whatever, make any excavation, quarry any stone, or lay or set off any blast or cause or assist in doing any of said things.

      (k) Molest, injure, or kill any bird or mammal, or disturb its habitat.

      (l) Despoil, place or leave any broken glass, ashes, wastepaper, cans or other rubbish or polluted matter, except in a receptacle provided for that purpose.

      (m) Bring into any Park any broken glass, ashes, wastepaper, cans, or other rubbish or polluted matter.

      (n) Possess, discharge, or set off, over, onto, or through any Regional Park any firearms, firecrackers, torpedoes, rockets, air guns, slingshots, BB guns, or other explosives or fireworks, except as permitted under the rules for the Prado Tiro Shooting Range.

      (o) Permit any animal to enter, swim, or bathe in any lake, pond, or swim area located within a Regional Park.

      (p) Ride, lead, or tie any horse, or other large animal, except in areas designated for such use.

      (q) Engage in soliciting, selling, or peddling any goods or services or to distribute any circulars.

      (r) Bring into a designated swim area any object including, but not limited to, glass, which, if broken, could cause injury.

      (s) Use any personal flotation device which is not Coast Guard-approved, except at Moabi Regional Park.

      (t) Possess or consume alcoholic beverages within designated swim areas or on the Main Street of Calico Ghost Town Regional Park.

      (u) Operate a radio or remote controlled boat or airplane except in designated areas, with liability insurance in the amounts established by the Director, and with a retrieval boat during any operation of radio or remote controlled boats.

28.038 Denial of Entry.

      Any person who in the course of any calendar year has any permit(s) revoked and/or is convicted of violating any provision(s) of this Chapter a total of three (3) or more times, shall be denied entry to and use of all Parks for the remainder of the same calendar year.

      SECTION 2. This ordinance shall take effect thirty (30) days from the date of adoption.

                                        JOHN JOYNER, Chairman
                                        Board of Supervisors

SIGNED AND CERTIFIED THAT A COPY OF THIS DOCUMENT HAS BEEN DELIVERED TO THE CHAIRMAN OF THE BOARD.
MARTHA M. SCUDDER
Clerk of the Board of Supervisors
of the County of San Bernardino

STATE OF CALIFORNIA      ) ss.
COUNTY OF SAN BERNARDINO )

      I, MARTHA M. SCUDDER, Clerk of the Board of Supervisors of the County of San Bernardino, State of California, hereby certify that at a regular meeting of the Board of Supervisors of said County and State, held on the 18th day of July, 1988, at which meeting were present Supervisors John Joyner; Jon D. Mikels; Barbara Cram Riordan; Larry Walker; Robert L. Hammock; and the Clerk, the foregoing ordinance was passed and adopted by the following vote, to wit:

     AYES: Supervisors Joyner, Mikels, Riordan, Walker, Hammock.
     NOES: None.
     ABSENT: None.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Board of Supervisors this 18th day of July, 1988.

                                        MARTHA M. SCUDDER,
                                        Clerk of the Board of Supervisors
                                        of the County of San Bernardino,
                                        State of California.

                                   EXHIBIT "G"
                                                        COUNTY OF SAN BERNARDINO
PURCHASING DEPARTMENT                       [LOGO]        GENERAL SERVICES GROUP
--------------------------------------------------------------------------------
777 East Rialto Avenue o San Bernardino,                  AURELIO W. DE LA TORRE
CA 92415-0760 o (714) 387-2060                                          Director

The County of San Bernardino welcomes your interest in doing business with County Departments and Special Districts. As you may be aware, county governments are among the largest procurers of materials and services. Our County alone processes nearly $80 million in orders and contracts annually.

The Purchasing Department has the responsibility of matching the needs of the County with high quality materials and services which are available at a competitive price, and delivered on a timely basis. We actively encourage participation from all businesses, large or small.

BOARD OF SUPERVISORS POLICY - The County has a commitment to encourage maximum contracting opportunities with small, Minority-owned, Women-owned, and other Disadvantaged Business Enterprises (MBE, WBE, and DE). Therefore, the County of San Bernardino has established contracting goals that at least 15 percent of its procurement agreements be awarded to Minority-owned Business Enterprises and at least five percent of its purchasing agreements be awarded to Women-owned Business Enterprises.

      If your firm is owned and managed by MBE, WBE, or DBE, be sure to indicate on the enclosed "Contract Compliance Qualifying Report" - Item Six.

      For Item Nine, we follow federal guidelines (Standard Industrial Codes) to determine your firm's size.

      Leave Item Ten blank; for County use only.

      If you have any questions regarding the "Contract Compliance Qualifying Report", contact Zenaida Lizardo at 387-8894.

      After completing the enclosed forms, please feel free to contact the Purchasing Department and speak to the Buyer who is responsible for procuring the commodity your firm provides.

Thank you for your interest in providing services to San Bernardino.

/s/ AURELIO W. DE LA TORRE
------------------------------
AURELIO W. DE LA TORRE,
Director Purchasing Department

/vp
Enclosures

                            County of San Bernardino

              AFFIRMATIVE ACTION POLICY FOR CONTRACTORS AND VENDORS

                               Name of Contractor

adopts this plan to affirm its support of a program of equal employment opportunity, and to assure compliance with Executive Orders 11246 and 11375, Title VII of the Civil Rights Act of 1964, Section 503 of the Rehabilitation Act of 1973, the California Fair Employment Practice Act, and the San Bernardino County Affirmative Action Compliance Program. This contractor agrees to assert leadership within the community and to put forth good faith efforts to achieve full employment and utilization of the capabilities and productivity of all our citizens without regard to race, age, color, sex, religion, ancestry, national origin, marital status, or handicap.

This contractor further recognizes that the effective application of a policy of equal employment opportunity involves more than just a policy statement and will, therefore, undertake affirmative action to make known that equal opportunities are available on the basis of individual merit, and to encourage advancement on this basis.

The following Affirmative Action Program is hereby established as the policy and practices of our company:

      Instructions: Indicate your policy by circling the applicable letter to the left of each item below. The letters are to be interpreted as follows:

          A. This is now a practice of our company.

          B. Our company will adopt this policy.

          C. Our company cannot or will not adopt this policy.

      If "C" is circled, explain reason. Use separate sheet if additional space is needed.

================================================================================
Circle
 One                                    Items
--------------------------------------------------------------------------------

A        1. Our company shall recruit and hire all employees without regard to race, age, color, sex, religion, ancestry, national origin, marital status or handicap, and will treat all employees equally in respect
B to compensation and opportunities for advancement, including upgrading and promotion.
         -----------------------------------------------------------------------
C        Explain "C"
--------------------------------------------------------------------------------

A        2. Our company will actively use recruitment sources such as employment agencies, unions, and schools which have a policy of referring
B           applicants on a nondiscriminatory basis.
         -----------------------------------------------------------------------
C        Explain "C"
--------------------------------------------------------------------------------

A        3. Our company will disseminate its affirmative action policy externally by informing and discussing it with all recruitment sources, by advertising in news media, specifically including minority news media, and by notifying and discussing the policy with
B all local minority, handicapped and women's organizations and subcontractors and shall maintain records of the organization's responses.
         -----------------------------------------------------------------------
C        Explain "C"
--------------------------------------------------------------------------------

A     4. Our company shall make specific and constant personal, written, and oral recruitment efforts directed at all local minority, handicapped,
B and women's organizations, including schools, recruitment and training organizations.
         -----------------------------------------------------------------------
C        Explain "C"
--------------------------------------------------------------------------------

COUNTY OF SAN BERNARDINO   CONTRACT COMPLIANCE QUALIFYING REPORT      PURCHASING
                                                                      DEPARTMENT

FEDERAL ID/SOCIAL SECURITY NO.__________________  DATE _____/_________/_________

A. 1. Name of Contractor's Business ___________________________________________

      __________________________________________________________________________

   2. Address
      __________________________________________________________________________

   3. City                         State               Zip Code
      _____________________________      ______________          _______________

   4. Telephone Number
      (______)____________________________________________________

   5. Type of Business _________________________________________________________

      __________________________________________________________________________

   6. The contractor has appointed Affirmative Action Designee
      _____________________

      M/WBE
      ___   Black             ___   Native American   ___  Woman Owned
      ___   Hispanic          ___   Eskimo/Aluet      ___  Handicapped
      ___   Asian Pacific     ___   Other

      Telephone Number (______)______________________________concerning matters relating to any Affirmative Actions taken by this contractor.

   7. Do you presently employ any Vietnam-era veterans?

      __ Yes    __ No  How Many?_______

   8. Do you presently employ any handicapped persons?

      __ Yes    __ No  How Many?________

   9. Do you consider your business __ Small ___ Large

  10. Affirmative Action Expiration Date
      ____________________________________________________

  11. Average Annual Sales or Receipts for preceding three years
      $___________________

B. Contractor agrees to comply with the provisions of the Affirmative Action Compliance Program of the County of San Bernardino and rules and regulations adopted pursuant thereto. Executive Orders 11246, 11375, 11625, 12138, 12432, 12250, Title VII of the Civil Rights Act of 1964, the California Fair Employment Practice Act, California Pubic Contracts Code
      Section 2000 and the San Bernardino County M/WBE Policy No. 11-15, and other applicable Federal, State and County laws, regulations and policies relating to equal employment opportunity, including laws and regulations hereafter enacted.

      Attached is the statement of contractor's Affirmative Action Policy. The contractor agrees to make a good faith effort to meet the goals of the plan as part of these contract obligations.

      Contractor understands that this plan will became a part of contractor's comprehensive management policy.

      Contractor agrees to insert in all subcontracts on the project bid herewith a provision that said subcontractors will comply with the provisions of the San Bernardino County Affirmative Action Compliance Program and rules and regulations adopted pursuant thereto, Executive Orders 11246, 11375, 11625, 12138, 12432, 12250, Title VII of the Civil
      Rights Act of 1964, the California Fair Employment Practice Act, and other applicable Federal and State laws and regulations relating to equal employment opportunity, including laws and regulations hereafter enacted.

      Contractor agrees to furnish to the Contract Compliance Office the name of each subcontractor who furnished supplies, goods or services in excess of $10,000.00 individually or cumulatively. Said names shall be furnished prior to the time the subcontractor commences work.

      Contractor also hereby agrees to provide to the San Bernardino County Contract Compliance Office any access and information that they may respect to assist in determining compliance with the Program.

      I declare under penalty of perjury that the following is true and correct.

         /   /
      --------------          --------------------------------------------------
          DATE                                     SIGNATURE

                               -------------------------------------------------
                                                     TITLE

                                                         CURRENT WORK FORCE
====================================================================================================================================
                              ALL EMPLOYEES                                MINORITY EMPLOYEES
                         ----------------------------------------------------------------------------------------------
OCCUPATIONAL                                                   MALE                             FEMALE                      TOTAL
                                               ------------------------------------------------------------------------
                                                                          American                             American   MINORITIES
CATEGORY                 TOTAL   MALE  FEMALE                   Asian or  Indian or                   Asian    Indian or
                                               Black  Hispanic  Pacific   Alaskan    Black  Hispanic  Pacific  Alaskan
                                                                Islander  Native                      Islander Native
-----------------------  -----   ----  ------  -----  --------  --------  ---------  -----  --------  -------  ---------  ----------
Administrators
Professional
Technical
Sales
Clerical
Skilled
Operatives (Semiskilled)
Laborer (Unskilled)
Service Workers
TOTAL

====================================================================================================================================

                         UNDERUTILIZATION            ANTICIPATED
                         ----------------            HIRING GOALS
OCCUPATIONAL             MINORITY  FEMALE         FOR TERM OF PROJECT
                         ----------------      --------------------------
CATEGORY                 YES  NO  YES  NO      Minority   Total New Hires
                                                M   F          M   F
-----------------------  ---  --  ---  --      --------   ---------------
Administrators
Professional
Technical
Sales
Clerical
Skilled
Operatives (Semiskilled)
Laborer (Unskilled)
Service Workers
TOTAL

--------------------------------------------------------------------------------
    Circle                                Items
     One
--------------------------------------------------------------------------------

              5.  Our Company shall make specific efforts to encourage present
      A minority, handicapped and women employees to recruit their friends and relatives whose status also comes under that of minority, handicapped or women.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A       6.  Our company will maintain a file of the names and addresses of each minority applicant and female applicant referred to the company for hiring, and if the applicant is not considered for employment or was not employed, the company's file should document this and the reasons therefor.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A       7.  Our company shall notify the County's Contract Compliance
                  Officer when the union or unions with whom our company has a collective bargaining agreement have not referred to the
      B           company a minority, handicapped, or female worker sent for by the company or the company has other information that the union referral process has impeded the company's effort to meet the established goals of affirmative action.

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A       8.  Our company will actively take steps to integrate any
                  positions, departments or plant locations which have no women or minorities or are almost staffed with one particular group.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A       9.  Our company shall insure that all employee specifications, selection requirements, tests, and other employee recruitment or evaluation procedures do not discriminate against minorities, handicapped or women.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      10.  Where reasonable, our company shall develop or finance on-the-job training opportunities and participate and assist in any association or employee group training program relevant to the company's employee needs.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      11.  Our company shall continually inventory and evaluate all minority, handicapped, and female personnel for promotion opportunities and encourage minority and female employees to seek such opportunities.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Circle                                Items
     One
--------------------------------------------------------------------------------

      A      12.  Our company shall make sure that seniority practices, job classifications, rates of pay, and other forms of compensation, and other employee practices and classifications
      B           do not have an unlawfully discriminatory effect on
                  handicapped, minority or female employees.

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      13.  Our company will make certain that all facilities normally used concurrently by all company activities are nonsegregated.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      14.  Our company shall make certain that all subcontractors are in compliance with the Affirmative Action Compliance Plan of San Bernardino County, and that all project subcontractors have an approved Affirmative Action Plan.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      15.  Our company shall solicit bids for subcontracts from minority subcontractors and female subcontractors subject to availability.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      16.  Our company shall make every effort to provide after school, summer and vacation employment to minority youths.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------

      A      17.  Our company shall continually monitor all personnel activities to insure that the San Bernardino County Affirmative Action
                  Policy for Contractors and Vendors is carried out.
      B

      C  -----------------------------------------------------------------------
                  Explain "C"

--------------------------------------------------------------------------------


-------------------------------             ------------------------------------
            Date                                        Signature


                                            ------------------------------------
                                                          Title


Executed at_____________________________________________________________________
                        City/Town                           State

1853                                                  County of San Bernardino
[LOGO]                                                 PURCHASING DEPARTMENT
County of San Bernardino                              777 East Rialto Avenue
                                                   San Bernardino, CA 92415-0760

                              VENDORS' APPLICATION

 Contract Compliance Rating____________________
 Date of Application_____/____/________________
 |_| Initial Application     |_| Minority Owned
 |_| Revision/Update         |_| Women Owned

--------------------------------------------------------------------------------
Name of Applicant

--------------------------------------------------------------------------------
Address to which quote forms are to be mailed

--------------------------------------------------------------------------------
Address to which Purchase Orders are to be mailed

--------------------------------------------------------------------------------
How long in present business?

--------------------------------------------------------------------------------
Federal ID/Social Security Number

--------------------------------------------------------------------------------
Type of Organization (Check one)
|_| Sole Proprietorship                                          |_| Partnership
|_| Corporation-Indicate which state__________
--------------------------------------------------------------------------------
Names of Officers, Members or Owners of Concern, Partnership, etc.

(A) President:
--------------------------------------------------------------------------------

(B) Vice President:
--------------------------------------------------------------------------------

(C) Owners or Partners:
--------------------------------------------------------------------------------
Persons authorized to sign bids and contracts in your name
(if agent, so specify)
      Name                Official Capacity                Telephone Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Persons to contact concerning bids, contracts and telephone quotes
      Name                Official Capacity                Telephone Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Indicate types of services or supplies you would be providing the County. (Attachments are not sufficient information)
Failure to complete this section will result in NO ACTION.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Category (Check below the category which applies to the applicant)
 |_| (A) Manufacturer/Producer (Agent)     |_| (D) Distributor
 |_| (B) Wholesaler                        |_| (E) Service Establishment
 |_| (C) Retailer                          |_| (F) Construction

--------------------------------------------------------------------------------
Manufacturing Location                                     Storage Location

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Other Public Agencies with whom you do business
    Agency Name               Person to Contact             Telephone Number
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Financial - Bank or Credit References

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
INSURANCE: Vendors making delivery or providing services on County premises shall provide Certificates of Insurance per "Applicant's Instructions" when requested by the Purchasing Department.
--------------------------------------------------------------------------------

If M/WBE Contractor certifies that the ownership and management of the aforementioned business a 51% ownership or more.

I certify that the information supplied herein (including all pages attached) is correct and that neither the applicant nor any person (or concern) is in any connection with the applicant as a principal or officer, so far as is known, is now debarred or otherwise declared ineligible by any public agency from quoting or furnishing materials, supplies or services to any agency thereof.


-----------------------------------------------------------
Signature of person authorized to sign this application


-----------------------------------------------------------
(PLEASE TYPE/PRINT) Name and Title of person signing


Revo. 2/89
03-18054-130

                            COUNTY OF SAN BERNARDINO
                                      1853
                                     [LOGO]

                                  AFFIRMATIVE
                                  ACTION PLAN
                                      1988

                                                                     EXHIBIT "H"

                              SAN BERNARDINO COUNTY
                            AFFIRMATIVE ACTION PLAN

                            Adopted on June 13, 1988
                                     by the
                              SAN BERNARDINO COUNTY
                              Board of Supervisors


                                  JOHN JOYNER
                           Chairman - First District

JON D. MIKELS                                           BARBARA CRAM RIORDAN
Supervisor - Second District                         Supervisor - Third District

LARRY WALKER                                              ROBERT L. HAMMOCK
Supervisor - Fourth District                         Supervisor - Fifth District

                                 HARRY M. MAYS
                         County Administrative Officer

                                TABLE OF CONTENTS

                         AFFIRMATIVE ACTION PLAN - 1988

                                                                            Page

I.   EQUAL EMPLOYMENT OPPORTUNITY
     GENERAL POLICY STATEMENT
     A.  POLICY ............................................................   1
     B.  GENERAL OBJECTIVES OF THE COUNTY
         AFFIRMATIVE ACTION PLAN ...........................................   2
     C.  COMMENTS ..........................................................   2

II.  DISSEMINATION OF POLICY
     A.  PRIOR ACTIVITY ....................................................   2
     B.  CURRENT ACTIVITY AND ACCOMPLISHMENTS
         SINCE 1975 PLAN ...................................................   4

III. RESPONSIBILITY FOR IMPLEMENTATION
     A.  COUNTY AFFIRMATIVE ACTION OFFICER .................................   7
     B.  AFFIRMATIVE ACTION UNIT ...........................................   7
     C.  AGENCY/DEPARTMENTAL AFFIRMATIVE
         ACTION REPRESENTATIVES ............................................   8
     D.  CAO/PERSONNEL EMPLOYMENT DIVISION .................................   9
     E.  CAO/PERSONNEL CLASSIFICATION SECTION ..............................  13
     F.  CAO/PERSONNEL EDUCATION AND INFORMATION
         SERVICES DIVISION .................................................  15
     G.  CAO/PERSONNEL EMPLOYEE RELATIONS DIVISION .........................  18

IV.  UTILIZATION ANALYSIS
     A.  EEO CURRENT UTILIZATION ANALYSIS ..................................  19
     B.  COMPARISON OF COUNTY WORK FORCE --
         APRIL 4, 1980 AND MARCH 27, 1987 ..................................  43
     C.  AVAILABILITY ANALYSIS .............................................  45

V.   STATISTICAL ANALYSIS
     A.  WORK FORCE COMPOSITION BY JOB GROUP ...............................  49
     B.  PARTICIPATION RATES ...............................................  57

  VI.  FACTORED AVAILABILITY ANALYSIS
       A.  AVAILABILITY ANALYSIS -- FACT SHEET ............................   65

 VII.  GOALS AND TIMETABLES ...............................................   97

VIII.  GOAL PLANS .........................................................   97

  IX.  COMPLIANCE WITH EEOC, OFCCP, AND CALIFORNIA
       DFEH SEX DISCRIMINATION GUIDELINES
       A.  RECRUITMENT ....................................................  103
       B.  EXAMINATION ....................................................  103
       C.  PROMOTIONS .....................................................  103
       D.  CERTIFICATION ..................................................  103
       E.  MATERNITY LEAVE ................................................  103
       F.  MEDICALS .......................................................  103
       G.  DRESS OR APPEARANCE CODES ......................................  104
       H.  SALARY AND BENEFITS ............................................  104
       I.  SCOPE OF AUTHORITY .............................................  104
       J.  TRAINING .......................................................  104

  X.   INTERNAL AUDIT AND REPORTING .......................................  104

 XI.   COMMUNITY PROGRAMS .................................................  105

XII.   COMPLAINT RESOLUTION PROCEDURE
       A.  EQUAL EMPLOYMENT OPPORTUNITY COUNCIL ...........................  106
       B.  SYNOPSIS OF COMPLAINT RESOLUTION PROCEDURE .....................  107
       C.  RESOLUTION OF DISCRIMINATION COMPLAINTS ........................  107

XIII.  BILINGUAL SKILLS UTILIZATION .......................................  108

 XIV.  MEDICAL STANDARDS ..................................................  108

  XV.  EMPLOYMENT OF PERSONS WITH ARREST
       OR CONVICTION RECORDS ..............................................  108

 XVI.  CONTRACT COMPLIANCE ................................................  109

XVII.  EQUAL EMPLOYMENT OPPORTUNITY POLICY STATEMENT
       VIETNAM ERA VETERANS ...............................................  109

                                TABLE OF CONTENTS
                                    EXHIBITS

                                                                            Page

EXHIBIT A
       Excerpt From the Handbook
       "Your Role in Affirmative Action" ...........................        E-1

EXHIBIT B
       Protected Class Report ......................................        E-2

EXHIBIT C
       Handicap Identification Form ................................        E-4

EXHIBIT D
       Affirmative Action Complaint Processing .....................        E-4

EXHIBIT E
       Recruitment (Partial Mailing List) ..........................        E-6

EXHIBIT F
       Complaint Resolution Procedure ..............................        E-8

EXHIBIT G
       County Guidelines for Employment of Persons
       With Records of Arrest or Convictions .......................        E-17

EXHIBIT H
       Sexual Harassment Policy ....................................        E-19

EXHIBIT I
       Affirmative Action Commission ...............................        E-21

Exhibit I
                                                                          [LOGO]
                              SAN BERNARDINO COUNTY
                            GLEN HELEN REGIONAL PARK
                      GLEN HELEN BLOCKBUSTER AMPHITHEATHER
                                 REVENUE REPORT

================================================================================

CONCESSIONER:                                         MONTH/6 MONTHS/YEAR_____
AMPHITHEATER ENTERTAINMENT CORP.                      Report due County no
dba Glen Helen Amphitheater Corp.                     later than 10th day
____ Devore Rd.                                       following month which
San Bernardino, Ca. 92____                            information is being
                                                      reported.

--------------------------------------------------------------------------------
                                Annual Rent Due
                          (the greater of 4.1 or 4.2)
================================================================================

                                 (4.2) Gross Event Ticket Sales:  Amount  Date

(4.1) Fixed Minimum Rent:                                    $    _____   _____
                                                                  _____   _____
@$                                                                _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                                                  _____   _____
                                 (4.2) Total Gross Event Ticket Sales:  $
                                                                  _____________

                                 Adjustments:
                                                      Discounts $______________
                                                Refunds/Rebates $______________
                                        Credit Card Commissions $______________
                                        Group Sales Commissions $______________
                                       Other Ticket Commissions $______________
                               Ampitheather Fee/Bus License Tax $______________
                                                    Other Taxes $______________
                                                    Assessments $______________

                                         sub-total adjustments: $ (           )
                                                                 --------------
                                              Net Ticket Sales: $
                                                                 ==============
                                                                         x7.75%
                                  Net Ticket Sales Rent (4.2) = $______________
================================================================================
4.1 or 4.2 whichever is greater:  $
                                   ---------------------
   less County Comp sales @ 75%: ($          )
--------------------------------------------------------------------------------
I. Total Semi-Annual/Annual Rent Due: $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
II. (4.3) Park Amphitheater Fee/Business License Tax: $
--------------------------------------------------------------------------------

-----------------------------------------------------------
III. Total Annual Rent                 $
                                        -------------------
Amphitheater Fee/Business License Tax $
                                        -------------------
Total Semi-Annual/Annual Rent Payable  $
-----------------------------------------------------------

--------------------------------------------------------------------------------
(4.4) Percentage of Excess Total Other Revenue
================================================================================
     Actual Total Other Revenue:         $
                                          -----------------
less Est/or Actual Total Other Revenue: ($            )
                                          -----------------
    less County Events Operator Costs:  ($            )
                                          -----------------
                        Balance +/-      $
                                          -----------------
+ balance @ $               x25% =       $
--------------------------------------------------------------------------------
IV. Percentage Excess Total Other Revenue Due: $
--------------------------------------------------------------------------------

--------------------------------------------------------------
                                          Total Fees Due
--------------------------------------------------------------

I. Total Semi-Annual/Annual Rent:           $
                                             -----------------
II. Amphitheater Fee/Business License Tax   $
                                             -----------------
III. Percentage Excess Total Other Revenue  $
--------------------------------------------------------------

TOTAL AMOUNT DUE COUNTY:                    $
--------------------------------------------------------------

--------------------------------------------------------------------------------
I declare under penalty of perjury             SBCRPD-DEPT USE ONLY-
that the information contained in              ---------------------------------
this report is true and correct.               Received Date:
                                               ---------------------------------
                                               By Whom:
SIGNED:                                        ---------------------------------
---------------------------------------------- Amount: $
Title:                                         ---------------------------------
---------------------------------------------- NOTE:
Date:
CHECK #:           Amt Enclosed:   $           Copies of all documentation to
---------------------------------------------- support calculations/computations to be attached with submittal.
--------------------------------------------------------------------------------

Exhibit J
                              SAN BERNARDINO COUNTY
                           REGIONAL PARKS DEPARTMENT            ----------------
                          CONCESSION INSPECTION REPORT          Park:
                                                                ----------------
                                                                Concession:
--------------------------------------------------------------------------------
NOTICE TO CONCESSIONER: the elements checked () below were found DEFICIENT this date and must must be corrected by date(s) indicated. Failure to comply will result in reduced rating and may effect your contract/permit to operate. Follow-up inspections will be conducted to determine corrective action taken, (if any).
--------------------------------------------------------------------------------

================================================================================
                            ELEMENTS/CLASSIFICATION
================================================================================
Item   Element            Item   Element         Item    Element
No.                       No.                    No.
================================================================================
       Facility Exterior         Operational

 1.  Structure Condition  10. Employee Performance   17. Regulations & Permits
 2.  Grounds              11. Employee Attitude      18. Novelty Stand
 3.  Signage              12. Employee Appearance    19. Walkways & Plazas
 4.  Refuse               13. Operating Hours
 5.  Recycling                                           Misc.
                          14. Staffing Levels        20. Beverage container
                                                         Program
     Facility Interior                               21. Concession Stands
                              Rates                  22. Others
 5.  Public Restrooms                                23.
 6.  Signage              15. Authorized Rates &     24.
                              Fees
 7.  Public areas         16. Posting of Rates &     25.
                              Fees
 8.  Office areas                                    26.
 9.  Dressing areas                                  27.
                                                     28.
                                                     29.
                                                     30.
================================================================================

================================================================================
Item                 EVALUATION OBSERVATIONS            Observed By       Date
No.                                                                    Corrected
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

--------------------------------------------------------------------------------
                      Initial       Regional Parks Rep.      Concessioner Rep.
================================================================================
Inspection
Date
================================================================================
Follow-up
Date

--------------------------------------------------------------------------------
Additional Remarks:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

CORPORATION GRANT DEED

                                                                     EXHIBIT "K"

      In consideration of $10.00, receipt of which is acknowledged, MUSCOY WATER COMPANY, a corporation organized and existing under the laws of the State of California, and having its principal place of business at 353 Sacramento Street, San Francisco, California, does hereby GRANT to the COUNTY OF SAN BERNARDINO, a body politic and corporate, the real property in the County of San Bernardino, State of California, described as:

      That portion of the RANCHO MUSCUPIABE, as per plat recorded in Book 7 of Maps of Page 23, and of Lot "N" Block 12 MEYER AND BARCLAY SUBDIVISION, as per plat recorded in Book 12 of Maps, page 18, in the County of San Bernardino, State of California, described as follows:

      BEGINNING at Station III as shown on Map showing Subdivision of Lands belonging to the Semi-Tropic Land and Water Company, as per plat recorded in Book 6 of Maps, Page 12, records of said County; thence East 990 feet; thence North 5280 feet; thence North 22(degrees) 04' West 9551.72 feet, more or less, to a point on the West line of Lot "N", Block 12, said Meyer and Barclay Subdivision, which point is 660 feet North of the Southwest corner of said Lot "N"; thence North 42(degrees) 15' 50" West 8609.80 feet; thence North 48(degrees) 19' 50" West 1197.81 feet, more or less, to the Easterly extension of the South line of Section 29, Township 2 North, Range 5 West, as extended across the Rancho Muscupiabe; thence North 89(degrees) 35' West 2321.51 feet, more or less, along said South line of said Section 29 and its extension, to its intersection with the boundary line of the said Rancho Muscupiabe, as per plat recorded in Book 7 of Maps, Page 23, between Stations 16 and 11; thence South 40(degrees) East to Station 10 of said Map; thence South 21(degrees) East 53 chains to Station 9 of said Map; thence South 15(degrees) 55' East 20.52 chains to Station VIII on Map showing Subdivision of Lands belonging to Semi-Tropic Land and Water Company in Book 6 of Maps, Page 12, records of said County; thence South 11(degrees) 35' East 6.72 chains to Station VII of said Map; thence South 19(degrees) 45' East 41.77 chains to Station VI of said Map; thence South l0(degrees) 30' West 30.50 chains to Station V of said Map; thence South 44(degrees) 5' East 118.27 chains to Station IV of said Map; thence South 30(degrees) 48' East 52.23 chains to Station III of said Map and the point of beginning.

      SAVING AND EXCEPTING therefrom all State and County Roads and Highways.

      ALSO SAVING AND EXCEPTING that portion lying with the right of way of the Atchison, Topeka and Santa Fe Railway Company.

      ALSO SAVING AND EXCEPTING therefrom any portion of the above described property which may lie within the description of the lands conveyed by Union Bank and Trust Company of Los Angeles, as Trustee, to Farm Homes Corporation, a corporation, by Trustee's Deed dated March 2, 1934, and recorded October 13, 1934, in Book 1011 of Official Records, Page 114, records of said County.

      SUBJECT to rights, rights of way, easements, conditions, reservations and restrictions of record, and subject to second half l947-48 taxes.

      Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

      The grantee and the grantee's successors in interest and assigns are hereby prohibited restrained and enjoined from exporting any water developed upon the premise herein described beyond the boundaries thereof for any purposes whatsoever and this grant is made expressly subject to such prohibition.

      IN WITNESS WHEREOF, said grantor has caused its corporate name and seal to be affixed hereto by its President and Secretary thereunto duly authorized, this l5th day of June 1948.

                                    MUSCOY WATER COMPANY


                                    By /s/ [Illegible]
                                       ----------------------------------
                                                            President


                                    By /s/ [Illegible]
                                       ----------------------------------
                                                            Secretary

SEAL

STATE OF CALIFORNIA       )
City and                  : ss:
County of SAN BERNARDINO  )

      On this 15th day of June 1948, before me, [Illegible], a Notary Public in and for said County, personally appeared G. S. TOWNE, known to me to be the President, and Wm. S. TOWNE, known to me to be the Secretary of the Muscoy Water Company, the corporation that executed the within and foregoing instrument and known to me to be the persons who executed the within instrument on behalf of the corporation therein named, and acknowledged that such corporation executed the same.

      WITNESS my hand and official seal the day and year in this certificate first above written.

   SEAL
                                       /s/ [Illegible]
                                       ----------------------------------

                                       Notary Public in and for said
                                       County and State. [Illegible]

BOOK 2268  PAGE 140

                    RESOLUTION OF THE BOARD 0F SUPERVISORS OF
                        SAN BERNARDINO COUNTY, CALIFORNIA

      WHEREAS, the Board of Supervisors of San Bernardino County, California, on June 28, 1948, adopted its resolution of intention to purchase from the Muscoy Water Company, a corporation, the property described in said resolution, consisting of approximately 2060 acres and more commonly known as the Glen Helen Ranch; and

      WHEREAS, said resolution of intention to purchase recited that said purchase would be consummated at the regular meeting of said Board on July 19, 1948, at eleven o'clock A. M.; and

      WHEREAS, it appears to said Board of Supervisors by affidavit of publication on file with said Board that notice of said intention to purchase said property has been given for the time and in the manner prescribed by law; and

      WHEREAS, this Board of Supervisors at this time hereby determines that no objections, either orally or in writing, have been presented protesting said purchase; now therefore,

      BE IT HEREBY RESOLVED by the Board of Supervisors of San Bernardino County, at eleven o'clock A.M., this July 19, 1948, that it is in the best public interest of the people of San Bernardino County, that the County of San Bernardino purchase from the Muscoy Water Company, a corporation, that said property commonly known as the Glen Helen Ranch, more particularly described in the grant deed which is herewith presented to the said Board of Supervisors for acceptance; and

      BE IT HEREBY FURTHER RESOLVED, by the Board of Supervisors of the County of San Bernardino, State of California, that the deed, dated June 15, 1948, executed by the Muscoy Water Company, granting to the County of San Bernardino the real property consisting of a portion of the Rancho Muscupiabe described therein; be, and it is hereby accepted for and on behalf of said County of

                                                             BOOK 2268  PAGE 141

San Bernardino; and

      BE IT FURTHER RESOLVED, that a copy of this resolution be attached to said deed, and that the same be recorded in the office of the County Recorder of the County of San Bernardino, State of California, and filed in the records of this Board.

STATE OF CALIFORNIA           )
                              ( ss.
County of San Bernardino      )

      I, HARRY L. ALLISON, County Clerk and ex-officio Clerk of the Board of Supervisors of San Bernardino County, California, hereby certify the foregoing to be a full, true and correct copy of the minute entry on record in this office on page 183 of Minute Book A-23 of Supervisors Minutes.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal this July 23, 1948.

                                HARRY L. ALLISON, County Clerk and ex-officio Clerk of the Board of Supervisors of San Bernardino County, State of California.


             SEAL               By /s/ [Illegible]
                                -------------------------------
                                                      Deputy.

                                                INDEXED
                                                  129

                                    RECORDED AT REQUEST OF
                                    PIONEER TITLE INS. & TRUST CO.

                                    JUL 27 1948 [Illegible]
                                    BOOK 2268 PAGE 138
                                    OFFICIAL RECORDS
                                    [Illegible]

                        Por. Glen Helen Farm, M.B.15/29
                                  [ILLEGIBLE]

                             San Bernardino Unified
                                 Tax Rate Area
                                     107062

                               [GRAPHIC OMITTED]

                                 Assessor's Map
                                Book 348 Page 16
                              San Bernardino County

[LOGO]   COUNTY OF SAN BERNARDINO

         CONTRACT TRANSMITTAL

                               FOR COUNTY USE ONLY
--------------------------------------------------------------------------------
County Department                                  Contract Number

EPWA - Regional Parks                                       90-118
--------------------------------------------------------------------------------
County Department Contract Representative          Contractor's License Number

Douglas R. Hawthorne          Ph. Ext. 2591
--------------------------------------------------------------------------------
Budget Unit No.   Sub-Object No.   Fund No.   Job No.    Amount of Contract
                                                                Varies
--------------------------------------------------------------------------------
Project Name:                  If contract has more than one payment or receipt
                               complete the following:
Renaissance Pleasure Faire     Payments Estimate:  Varies
---------------------------                       ------------------------------
                               Approximate Amount Each:   Varies
---------------------------                               ----------------------
--------------------------------------------------------------------------------

Contractor:  The Living History Centre, a California Not-For-Profit Corporation
            --------------------------------------------------------------------

Birth Date ______________________ Federal ID No. or Social Security No._________

Contractors Representative: Phyllis Patterson
                            ----------------------------------------------------

Address:    P. 0. Box B, Novato, CA 94948                Phone: 415-892-0162
            ---------------------------------------             ----------------

Nature of Contract:     (Briefly describe the general terms of the contract.)

      License agreement for the right to use portions of Glen Helen Regional Park to hold Renaissance Pleasure Faire for eight (8) weekends and Memorial Day in 1990 and 1991, with options for five (5), one (1) year terms beginning in 1992.

      LICENSEE will pay COUNTY the following use fee for use of the park.

            1990 or year 1 - 2.5% of gross revenues plus $20,000

            1991 or year 2 -       3% of gross revenues, with a $150,000 ceiling
                                   and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

            1992 or year 3 -       3.25% of gross revenues, with a $170,000
                                   ceiling and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

            1993 or year 4 -       3.25% of gross revenues, with a $175,000
                                   ceiling and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

            1994 or year 5 -       3.25% of gross revenues, with a $180,000
                                   ceiling and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

            1995 or year 6 -       3.25% of gross revenues, with a $195,000
                                   ceiling and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

            1996 or year 7 -       3.25% of gross revenues, with a $210,000
                                   ceiling and a guaranteed minimum of
                                   $100,000 on use fees paid to COUNTY

  (Attach this transmittal to all contracts not prepared on the "Standard Contract" form.)
--------------------------------------------------------------------------------

Approved as to Legal Form    Reviewed as to Affirmative Action
                                                         Reviewed for Processing

/s/ [Illegible]
-------------------------    ---------------------------  ----------------------
County Counsel                                Agency Administrator/ [Illegible]

Date 1-19-90            Date                          Date EXHIBIT "L"
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                                TABLE OF CONTENTS

                                                                  Page
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         Purpose                                                    1

 1.      Term of License                                            1

 2.      Use Area                                                   4

 3.      Use Fee                                                    5

 4.      On-Site Coordinator                                       11

 5.      Walk Through Inspection                                   12

 6.      Permits and Approval                                      13

 7.      Concessions                                               14

 8.      Alcohol, Merchandise and Services                         15

 9.      Public Hours of Operation                                 15

10.      Utilities                                                 15

11.      Sanitation                                                16

12.      Use Area Maintenance During Terms of Faire                16

13.      Use of County Equipment and Labor                         17

14.      Insurance and Indemnification Clause                      18

15.      Advertising                                               20

16.      Park Signage                                              21

17.      Conduct                                                   21

18.      Damage Provisions                                         21

19.      First Aid                                                 22

20.      Complimentary Tickets                                     22

21.      Private Security                                          22

22.      Off-Season Storage                                        22

23.      Assignment and Transfer                                   23


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24.     County Representation at Faire Staff                       23
        Meetings

25.     Noncompetition and Scheduling of                           24
        Other Events

26.     Modification of Use Area                                   25

27.     Attorney's Fees                                            26

28.     Termination                                                26

29.     Notice                                                     27

30.     Designation                                                28

31.     No Interest or Estate                                      28

32.     Release of Information                                     28

33.     License Interpretation                                     29

34.     Captions                                                   29

35.     Provisions are Covenants and Conditions                    29

36.     Consent                                                    29

37.     Exhibits                                                   29

38.      Law                                                        29

39.     Date                                                       30

        Exhibit A

        Exhibit B

        Exhibit C

        Exhibit Dl

        Exhibit D2

        Exhibit E


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                              SAN BERNARDINO COUNTY
                            REGIONAL PARKS DEPARTMENT

                            GLEN HELEN REGIONAL PARK
                              SPECIAL EVENT LICENSE

                              LIVING HISTORY CENTRE

                           RENAISSANCE PLEASURE FAIRE

      This is a license agreement ("LICENSE") between the County of San Bernardino ("COUNTY") as licensor and LIVING HISTORY CENTRE, a California not-for-profit corporation, ("LICENSEE") as licensee, whereby the COUNTY allows LICENSEE the use of specified portions of Glen Helen Regional Park ("PARK") for the following purpose:

                                     PURPOSE

      To allow the LICENSEE to hold a living history celebration called "Renaissance Pleasure Faire", ("FAIRE"), described on attached Exhibit A, which will be open to the general public for a fee. The FAIRE shall mean the Renaissance Pleasure Faire to be held at Glen Helen Regional Park, a park in the San Bernardino County Regional Parks system.

      LICENSEE agrees to follow and adhere to the terms and conditions outlined below:

      1. TERM OF LICENSE: A. INITIAL TERMS: The initial terms of this LICENSE shall be for eight (8) weekends and Memorial Day (open to the public) in 1990 and 1991 as follows: Saturday and Sunday, April 21 and 22, 1990; and April 20 and 21, 1991 through and including Sunday, June 10, 1990 and June 9, 1991. Additionally LICENSEE shall, after notice to and approval by COUNTY, be allowed to extend each initial term one (1) weekend each year at the end of the FAIRE in case the FAIRE is closed for all or substantially all of any day due to rain, vandalism, loss of utilities or other


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good cause as agreed upon by the COUNTY. The notice to extend for the additional weekend must be given no later than 4:00 p.m. of the Monday after the last regularly scheduled weekend.

            B. OPTION FOR ADDITIONAL TERMS: LICENSEE shall be given the option to extend the initial terms on all provisions contained in this LICENSE, except for those noted in LICENSE following expiration of the initial terms for five
(5), one (1) year terms ("additional term(s)"). LICENSEE shall give COUNTY notice of exercise of the option in writing ("Option Notice") not later than October 15 of each year but not earlier than the expiration of the preceding initial or additional term. In the event LICENSEE fails to give COUNTY the Option Notice by October 15 of any year, COUNTY agrees to notify LICENSEE that LICENSEE has not given the Option Notice. LICENSEE shall have five (5) calendar days from receipt of the COUNTY notice to give the COUNTY the Option Notice or LICENSEE shall lose any/all remaining options for additional terms and this LICENSE shall automatically terminate. The dates of the additional term(s) shall be for eight (8) weekends and Memorial Day (open to the public) in 1992, 1993, 1994, 1995 and 1996 as follows: April 18 and 19, 1992; April 17 and 18, 1993;
April 16 and 17, 1994; April 22 and 23, 1995; April 20 and 21, 1996, through and including Sunday, June 7, 1992; June 6, 1993; June 5, 1994; June 11, 1995 and June 9, 1996. LICENSEE shall be allowed, after notice to and approval by COUNTY, to extend each additional term one (1) weekend each year at the end of the FAIRE in case of rain, vandalism, loss of utilities or other good cause as agreed upon by the COUNTY. The notice to extend for the additional weekend must be given no later than 4:00 p.m. of the Monday after the last regularly scheduled weekend. Provided, however, if LICENSEE is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or, if LICENSEE is in default on the date of the additional term is to commence, the additional term shall not commence and this LICENSE shall expire at the end of the preceding initial or additional term. LICENSEE shall have no other


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